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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Expeditors International
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPEDITORS INTERNATIONAL
OF WASHINGTON, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 7, 2008

To the Shareholders of Expeditors International of Washington, Inc.

        The Annual Meeting of Shareholders of EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. (the "Company") will be held at 2:00 in the afternoon, on Wednesday, May 7, 2008, at the Company's offices located at 1015 Third Avenue, Seattle, Washington, for the following purposes:

  (1)
  To elect nine (9) directors, each to serve until the next annual meeting of shareholders and until a successor is elected and qualified;

  (2)
  To approve and ratify adoption of the 2008 Stock Option Plan;

  (3)
  To approve and ratify adoption of the 2008 Directors' Restricted Stock Plan;

  (4)
  To approve and ratify the 2008 Executive Incentive Compensation Plan;

  (5)
  To approve and ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2008;

  (6)
  To consider a shareholder proposal to amend the existing equal opportunity policy to specifically include sexual orientation; and

  (7)
  To transact such other business as may properly come before the meeting.

        Shareholders of record on the books of the Company at the close of business on March 10, 2008, will be entitled to notice of and to vote at the meeting and any adjournment thereof.

        Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 7, 2008.

        The Proxy Statement and Annual Report are Available on the Company's Website at www.investor.expeditors.com.

By Order of the Board of Directors

Peter J. Rose Chairman of the Board and Chief Executive Officer
Seattle, Washington March 21, 2008

YOUR VOTE IS IMPORTANT

        Whether or not you plan to attend the meeting in person, please sign, date and return the accompanying proxy in the enclosed stamped and addressed envelope; or submit your vote and proxy by telephone or by Internet in accordance with the instructions on your proxy card. This will ensure a quorum at the meeting. The giving of the proxy will not affect your right to vote at the meeting if the proxy is revoked in the manner set forth in the accompanying proxy statement.

EXPEDITORS INTERNATIONAL
OF WASHINGTON, INC.
1015 Third Avenue, 12th Floor
Seattle, Washington 98104

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
MAY 7, 2008

INFORMATION REGARDING PROXIES

        This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Expeditors International of Washington, Inc. (the "Company") for use at the annual meeting of shareholders (the "Annual Meeting") to be held at the Company's offices at 1015 Third Avenue, Seattle, Washington on Wednesday, May 7, 2008, at 2:00 p.m. local time, and at any adjournment or adjournments thereof. Only shareholders of record on the books of the Company at the close of business on March 10, 2008 (the "Record Date") will be entitled to notice of and to vote at the meeting. It is anticipated that these proxy solicitation materials and a copy of the Company's 2007 Annual Report to Shareholders will be made available to shareholders on or about March 21, 2008, on request.

        If the accompanying form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. In the absence of instructions to the contrary, such shares will be voted for all of the nominees for the Company's Board of Directors listed in this Proxy Statement and in the form of proxy, for approval of the Company's 2008 Stock Option Plan, for approval of the 2008 Directors' Restricted Stock Plan, for approval of the 2008 Executive Incentive Compensation Plan, for approval of the appointment of KPMG LLP as the Company's independent registered public accounting firm and against the shareholder proposal calling for an amendment to the Company's equal employment opportunity policy. Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering written notice to the Secretary of the Company, by executing and delivering to the Company another proxy dated as of a later date or by voting in person at the meeting.

VOTING SECURITIES

        The only outstanding voting securities of the Company are shares of Common Stock, $.01 par value (the "Common Stock"). As of the Record Date, there were 213,094,070 shares of Common Stock issued and outstanding, and each such share is entitled to one vote at the Annual Meeting. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common

Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock underlying abstentions and broker non-votes will be considered present at the Annual Meeting for the purpose of determining whether a quorum is present.

        Under Washington law and the Company's charter documents, if a quorum is present, the nine nominees for election to the Board of Directors who receive the greatest number of votes cast by persons present in person at the Annual Meeting or represented by proxy shall be elected Directors. Abstentions and broker non-votes will have no effect on the election of directors. With respect to the proposals to approve and ratify adoption of the 2008 Stock Option Plan, the 2008 Directors' Restricted Stock Plan, the 2008 Executive Incentive Compensation Plan, the appointment of KPMG LLP as the Company's independent registered public accounting firm and against the shareholder proposal calling for an amendment to the Company's equal employment opportunity policy, such proposals will be approved by a majority of the votes cast, including abstentions, by persons present at the Annual Meeting or represented by proxy and entitled to vote on the proposal. An abstention from voting on any of these proposals will have the effect of a vote "Against." Broker non-votes on a proposal will, however, have no effect because such non-votes are not considered "shares entitled to vote" on the proposals.

        Proxies and ballots will be received and tabulated by Computershare Trust Company, N.A., an independent business entity not affiliated with the Company.

        The Common Stock is listed for trading on the NASDAQ Global Select Market under the symbol EXPD. The last sale price for the Common Stock, as reported by NASDAQ on March 10, 2008, was $38.27 per share.

PRINCIPAL HOLDERS OF VOTING SECURITIES

        The following table sets forth information, as of March 10, 2008, with respect to all shareholders known by the Company to be beneficial owners of more than five percent of its outstanding Common Stock. Except as noted below, each person has sole voting and dispositive powers with respect to the shares shown.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
T. Rowe Price Associates, Inc.(1) 100 E. Pratt Street Baltimore, MD 21202	13,461,581	6.3%
Ruane, Cunniff & Goldfarb Inc.(2) 767 Fifth Avenue New York, NY 10153-4798	10,891,133	5.11%

(1)
The holding shown is as of December 31, 2007, according to Schedule 13G dated February 14, 2008 filed by T. Rowe Price Associates, Inc. ("Price Associates"), an investment advisor. Price Associates reports that it has sole voting power with respect to 5,587,896 shares and sole dispositive power with respect to 13,374,481 shares.

(2)
The holding shown is as of December 31, 2007, according to Schedule 13G/A dated February 14, 2008 filed by Ruane, Cunniff & Goldfarb Inc. ("Ruane"), an investment advisor. Ruane reports that it has sole voting power with respect to 6,716,458 shares.

PROPOSAL 1—ELECTION OF DIRECTORS

Nominees

        The Company by-laws require a Board of Directors composed of not less than six nor more than nine members. A Board of Directors consisting of nine directors will be elected at the Annual Meeting to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. The Board of Directors has unanimously approved the nominees named below. All nominees except Mr. Emmert and Mr. Wright are members of the current Board of Directors.

        Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the nine nominees of the Board of Directors named below. Although the Board of Directors anticipates that all of the nominees will be available to serve as directors of the Company, should any one or more of them not accept the nomination, or otherwise be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

        The following table lists the names and ages, and the amount and nature of the beneficial ownership of Common Stock of each nominee, of each of the Named Executive Officers described in the Summary Compensation Table, and all Directors and Executive Officers as a group at March 10, 2008. Except as noted below, each person has sole voting and dispositive powers with respect to the shares shown.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Amount and Nature of Beneficial Ownership	Percent of Class
Nominees:
Peter J. Rose(1)	64	2,205,534	1.04%
James L.K. Wang(2)	60	820,666	*
R. Jordan Gates(3)	52	846,445	*
James J. Casey(4)	75	242,816	*
Dan P. Kourkoumelis(5)(6)	56	329,441	*
Michael J. Malone(7)	63	271,216	*
John W. Meisenbach(7)	71	301,216	*
Mark A. Emmert	55	0	*
Robert R. Wright	48	0	*
Additional Named Executives:
Rommel C. Saber(8)	50	693,387	*
Robert L. Villanueva(9)	55	308,642	*
All Directors and Executive Officers as a group (20 persons)(10)		8,016,721	3.76%

*
Less than 1%

(1)
Includes 988,000 shares subject to purchase options exercisable within sixty days.

(2)
Includes 668,250 shares subject to purchase options exercisable within sixty days.

(3)
Includes 593,724 shares subject to purchase options exercisable within sixty days.

(4)
Includes 189,216 shares subject to purchase options exercisable within sixty days.

(5)
Includes 285,216 shares subject to purchase options exercisable within sixty days

(6)
Includes 225 shares held by an adult child as to which Mr. Kourkoumelis disclaims beneficial ownership.

(7)
Includes 221,216 shares subject to purchase options exercisable within sixty days.

(8)
Includes 410,672 shares subject to purchase options exercisable within sixty days.

(9)
Includes 133,004 shares subject to purchase options exercisable within sixty days.

(10)
Includes 5,135,114 shares subject to purchase options exercisable within sixty days.

        All directors hold office until the next annual meeting of shareholders of the Company and until their successors are elected and qualified.

        Peter J. Rose has served as a director and Vice President of the Company since July 1981. Mr. Rose was elected a Senior Vice President of the Company in May 1986, Executive Vice President in May 1987, President and Chief Executive Officer in October 1988, and Chairman and Chief Executive Officer in May 1991.

        James L.K. Wang has served as a director and the Managing Director of Expeditors International Taiwan Ltd., the Company's former exclusive Taiwan agent, since September 1981. In 1991, Mr. Wang's employment agreement was assigned to E.I. Freight (Taiwan), Ltd., the Company's exclusive Taiwan agent through 2004. Mr. Wang's agreement is now assigned to ECI Taiwan Co. Ltd., a wholly-owned subsidiary of the Company. In October 1988, Mr. Wang became a director of the Company and its Director-Far East, and Executive Vice President in January 1996. In May 2000, Mr. Wang was elected President-Asia.

        R. Jordan Gates joined the Company as its Controller-Europe in February 1991. Mr. Gates was elected Chief Financial Officer and Treasurer of the Company in August 1994 and Senior Vice President-Chief Financial Officer and Treasurer in January 1998. In May 2000, Mr. Gates was elected Executive Vice President-Chief Financial Officer and Treasurer. Mr. Gates was also elected as a director in May 2000. Effective January 1, 2008, Mr. Gates assumed the role of President and Chief Operating Officer of the Company. He will remain as acting Chief Financial Officer until a suitable replacement is announced.

        James J. Casey became a director of the Company in May 1984. From May 1987 to December 1989, Mr. Casey was the Executive Vice President of Avia Group International, a subsidiary of Reebok and a retailer of athletic shoes and sporting apparel. From December 1985 to April 1987, Mr. Casey was the Chief Operating Officer of Starbucks Coffee and Tea, a distributor of premium coffees and teas. From 1978 to November 1985, Mr. Casey was employed by Eddie Bauer, Inc., a subsidiary of General Mills and a retailer of high quality recreational and sporting apparel and equipment, in various management capacities, including President-Direct Marketing.

        Dan P. Kourkoumelis became a director of the Company in March 1993. From 1967 through 1998, Mr. Kourkoumelis was employed in various positions by Quality Food Centers, Inc., a supermarket chain, and became a member of its Board of Directors in April 1991. He was appointed Executive Vice President in 1983 and Chief Operating Officer in 1987, President in 1989 and served as Chief Executive Officer from 1996 to September 1998. Mr. Kourkoumelis is a member of the Board of Directors of the Western Association of Food Chains and the Great Atlantic and Pacific Tea Company.

        Michael J. Malone has been a director of the Company since August 1999. Mr. Malone is the retired Chairman and Chief Executive Officer of AEI/DMX Music, a $150 million, multinational music programming and distribution company that he founded in 1971 and subsequently sold via merger to Liberty Media, Inc. in May, 2001. From the May, 2001 merger through February 7, 2005, Mr. Malone served as Chairman of Maxide Acquisition, Inc., the holding company for DMX Music, Inc. and a subsidiary of Liberty Media Corporation. On February 14, 2005, Maxide Acquisition, Inc. filed for Chapter 11 protection with the U.S. Bankruptcy Court for the District of Delaware. Mr. Malone currently has interests in several premium hotels and restaurants, including the Sorrento Hotel, and serves as Founder of ACUMEN Hotel Group, a national hotel management company. He is also currently Principal of Hunters Capital, LLC, a Northwest Real Estate Development and Management Company.

        John W. Meisenbach became a director of the Company in November 1991. Since 1962, Mr. Meisenbach has been the President and sole shareholder of MCM, a Meisenbach Company, a financial services company. He currently serves on the Board of Directors of Costco Wholesale Corporation, a wholesale membership store chain and M Financial Holdings Incorporated dba

M Financial Group, a financial services organization. Mr. Meisenbach is a trustee of the Elite Fund, an investment company registered under the Investment Company Act of 1940.

        Mark A. Emmert has been nominated to serve as a director of the Company. In 2004, Dr. Emmert became the 30th President of the University of Washington. Prior to the University of Washington, from 1999 to 2004, Dr. Emmert was Chancellor of Louisiana State University. He also served as the Chancellor of the University of Connecticut and held administrative and academic positions at the University of Colorado and Montana State University.

        Robert R. Wright has been nominated to serve as a director of the Company. Since 2002, Mr. Wright has been the President and Chief Executive Officer of Matthew G. Norton Co., a real estate investment, development and management firm based in Seattle, Washington. Prior to joining Matthew G. Norton, Mr. Wright was the Regional Managing Partner of Tax for Arthur Andersen and the Chief Financial Officer of Brinderson Ltd., a construction and real estate development company.

CORPORATE GOVERNANCE

Board and Committee Meetings

        The Board of Directors of the Company held one meeting during the year ended December 31, 2007 and transacted business on fifteen occasions during the year by unanimous written consent.

        The Board of Directors has determined that Messrs. Casey, Kourkoumelis, Malone, Meisenbach, Emmert and Wright, meet the independent standards as defined by the Securities Exchange Act of 1934. Each member also meets the listing standards of the NASDAQ Global Select Market relating to independence and any other legal requirements.

  Audit Committee

        The Board of Directors has an Audit Committee which consists of Messrs. Casey, Kourkoumelis, Malone, and Meisenbach. Mr. Casey has been elected Chairman and the Board of Directors has determined that he is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Exchange Act. In addition, the Board of Directors has determined that each member of the Audit Committee is independent within the meaning of Rule 4200(a)(15) of the Nasdaq Stock Market listing standards.

        The function of the Audit Committee is set forth in the Audit Committee Charter which was published as Appendix A to the 2004 Proxy Statement dated March 31, 2004 and can also be found on the Company's website at www.investor.expeditors.com. In general, these responsibilities include meeting with the internal financial staff of the Company and the independent public accountants engaged by the Company to review (i) the scope and findings of the annual audit, (ii) quarterly financial statements, (iii) accounting policies and procedures and the Company's financial reporting, and (iv) the internal controls employed by the Company. The Audit Committee also recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements and reviews the fees charged for audits and for any non-audit engagements. The Audit Committee's findings and recommendations are reported to management and the Board of Directors for appropriate action.

  Nominating and Corporate Governance Committee

        The Board of Directors has a Nominating and Corporate Governance Committee (the "Nominating Committee") which consists of all independent directors. The Nominating Committee held one meeting during the year ended December 31, 2007.

        The Nominating and Corporate Governance Committee Charter states that the Nominating Committee will assist the Board of Directors by (i) identifying individuals qualified to become members of the Board of Directors, and to recommend the director nominees for the election to be held at the next annual meeting of shareholders; (ii) identifying individuals qualified to become members in the event of a vacancy, and to recommend to the Board of Directors qualified individuals to fill any such vacancy; (iii) recommending to the Board of Directors, on an annual basis, director nominees for each Board of Directors committee; and (iv) providing a leadership role with respect to corporate governance of the Company. The Nominating and Corporate Governance Committee Charter can be found on the Company's website at www.investor.expeditors.com.

  Director Nomination Process

        The Policy on Director Nominations describes the process by which director nominees are selected by the Nominating Committee, and includes the criteria the Nominating Committee will consider in determining the qualifications of any candidate for director. Among the qualifications, qualities and skills of a candidate considered important by the Nominating Committee are a candidate's integrity, ethical character, business judgment, professional experience, expertise, and diversity in experiences and perspectives.

        The Nominating Committee considers candidates for director who are recommended by its members, other members of the Board of Directors, by management, and by search firms retained by the Nominating Committee. In addition, the Nominating Committee will evaluate candidates proposed by any single shareholder or group of shareholders that has beneficially owned more than five percent of the Company's common stock for at least one year and that satisfies certain notice, information and consent provisions in the Company's policy on director nominations (such individual or group, the "Qualified Stockholder"). The Nominating Committee evaluates all candidates (whether identified internally or by a Qualified Stockholder), including incumbent directors, in accordance with the criteria described above and in the policy on director nominations. All candidates for director who, after evaluation, are then recommended by the Nominating Committee and approved by the Board of Directors will be included in the Company's recommended slate of director nominees in its proxy statement.

        Additionally, any shareholder of the Company may nominate one or more candidates for election as director at the annual meeting of shareholders by delivering written notice containing the information required by the policy to the Company's corporate secretary not less than 120 days prior to the annual meeting. The Policy on Director Nominations can be found on the Company's website at www.investor.expeditors.com.

        Each director attended at least 75% of the aggregate of the total number of Board of Directors meetings and meetings of committees of the Board of Directors on which he served. While the Company has no established policy requiring directors to attend the Annual Meeting, historically, and in 2007, all members were in attendance.

        The following table shows the current membership of each committee and the number of meetings held by each committee during the year ended December 31, 2007:

Name	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Peter J. Rose	X
James L.K. Wang	X
R. Jordan Gates	X
James J. Casey*	X	X	X	X
Dan P. Kourkoumelis*	X	X	X	X
Michael J. Malone*	X	X	X	X
John W. Meisenbach*	X	X	X	X
Fiscal 2007 meetings	1	5	3	1

*
Independent Director

Communications with the Board of Directors

        The Company does not have formal procedures for shareholder communication with the Board of Directors. Any matter intended for the Board of Directors, or for one or more individual members, should be directed to the Company's Secretary at 1015 Third Avenue, 12th Floor, Seattle, Washington 98104, with a request to forward the same to the intended recipient(s). In general, all shareholder communication delivered to the Company's Secretary for forwarding to the Board of Directors or specified members will be forwarded in accordance with the instructions received. However, the Secretary reserves the right not to forward any abusive, threatening or otherwise inappropriate materials. Information regarding the submission of comments or complaints relating to the Company's accounting, internal accounting controls or auditing matters can be found on the Company's website at www.investor.expeditors.com.

Compensation Committee Interlocks and Insider Participation

        The Board of Directors has a Compensation Committee which consists of Messrs. Casey, Kourkoumelis, Malone, and Meisenbach. The function of the Compensation Committee includes consultation with management establishing the Company's general policies relating to senior management compensation; overseeing the development and implementation of senior management compensation programs and approving the annual and long-term performance goals for the Company's incentive plans. The Compensation Committee has been appointed by the Board of Directors to administer the Company's stock option plans. The Compensation Committee Charter can be found on the Company's website at www.investor.expeditors.com. No member of the Compensation Committee is or has been an officer or employee of the Company and none had any interlocking relationships with any other entities of the type that would be required to be disclosed in this Proxy Statement. The Compensation Committee held three meetings during 2007 and transacted business on four occasions during the year by unanimous written consent.

AUDIT COMMITTEE REPORT

        The Audit Committee has continuously functioned since it was established in 1984 by action of the Board of Directors. The function of the Audit Committee is set forth in an Audit Committee charter (the "Audit Charter") which was adopted by action of the Board of Directors on May 3, 2000.

        Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent registered public accounting firm, selected each year by the Board of Directors at the recommendation of the Audit Committee, is responsible for performing an independent audit of the Company's consolidated financial statements, and internal control over financial reporting, in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing reports thereon. As described in the Audit Charter, the Audit Committee's responsibility is generally to monitor and oversee these processes. Each member of the Audit Committee was and is independent of management according to both the letter and spirit of the applicable rules.

        In addition to its other responsibilities under the Audit Charter, the Audit Committee has reviewed and discussed with management of the Company the Company's audited financial statements for the year ended December 31, 2007. The Audit Committee has discussed with KPMG LLP ("KPMG"), the Company's independent registered public accounting firm for 2007, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit Committee has received from KPMG written affirmation of their independence required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with KPMG the auditor's independence from the Company and its management.

        Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    James J. Casey, Chairman
    Dan P. Kourkoumelis
    Michael J. Malone
    John W. Meisenbach

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

        The Compensation Committee of the Board of Directors (all of whom are independent, non-employee directors) has responsibility for the determination and oversight of:

  •
  Base salaries for Executive Officers, which are set annually.

  •
  The Company's executive non-equity incentive compensation program (previously referred to as the 1997 Executive Incentive Compensation Plan), as approved by shareholders in 1997. This oversight includes approving participants of the executive non-equity incentive compensation program as well as the percentage each participant will receive of amounts available for distribution under the program and authorizing the actual payments of the non-equity incentive compensation program before they occur.

  •
  The Company's equity compensation programs, consisting of both non-qualified and incentive stock option grants. This oversight includes recommending the amount of total options to be submitted for shareholder approval via the Company's annual proxy statement, as well as approving the amounts of stock options awarded to each employee, particularly the Company's Executive Officers.

  •
  The Chief Executive Officer's post-retirement services agreement.

Throughout this Proxy Statement, the individuals who served as the Company's Chief Executive Officer and Chief Financial Officer during fiscal 2007, as well as the other individuals included in the Summary Compensation Table on page 24 are referred to as the "Named Executive Officers". The term Executive refers to individuals who are Executive Officers or are otherwise participants in the executive non-equity incentive compensation program, but are not Named Executive Officers. The term senior management includes all Named Executive Officers, Executive Officers and other officers of the Company.

General Philosophy and Objectives

        We believe that our compensation programs, which have been in place since the Company became a publicly traded entity, are one of the unique characteristics responsible for differentiating our performance from that of many of our competitors. Throughout the Company's history, our managers, including our most senior managers, have been compensated through a combination of three basic compensation techniques. These consist of:

  1.
  A fixed and modest base salary, one that is intended to be substantially lower (60-80% lower in cases of Executive Officers) than comparable base salaries for similar positions in similar sized companies in our industry;

  2.
  A broad-based equity compensation program in the form of stock option grants made to individual employees at the discretion of the Compensation Committee; and

  3.
  A non-equity incentive compensation program based upon a fixed percentage of the cumulative operating results of the business unit controlled by each key employee, with no upper limit on the potential dollar amount that can be earned through sustained business growth.

The Company has maintained a consistent compensation philosophy: offer a confident and capable individual a modest base salary and the opportunity to share in a fixed and determinable percentage of the operating profit generated by the business unit under his or her control. Growth in individual compensation will only occur in conjunction with an increase in the contribution to Company profits. Key elements of this compensation philosophy include encouraging each manager to think and act as an entrepreneur, establishing compensation levels that are not perceived as being arbitrary, developing financial rewards that are team-oriented, and closely aligning the interests of the individual employee with the goals of the Company and returns to the shareholders. The non-equity incentive compensation program is intended to provide the largest component of Executive compensation. Since the plan is based on cumulative operating income, any operating losses that are incurred must be recovered from future operating profits before any amounts will be due to participating Executives.

        Those companies of comparable size in the same industry whose proxy statements were reviewed for base salary comparison purposes (with their NASDAQ ticker symbols), include UTi Worldwide Inc. (UTIW) and C.H. Robinson WW (CHRW).

        It is the opinion of both the Compensation Committee and the Company's management that the manner and degree to which each of these components has been utilized in combination with the others has had a direct impact on the Company's long-term financial performance. Furthermore, we believe that this combined compensation program has a proven track record of aligning both the long-term and short-term interests of our Company's Executives with the long-term interests of our Company's shareholders.

        Targeted Overall Compensation.    Management does not believe that compensation targets, per se, are consistent with the underlying compensation philosophy utilized by the Company. The Company does, however, recognize that because it operates in the highly competitive global logistics services industry, the quality of its service depends upon the quality of the Executives and other employees it is able to attract and retain. In order to succeed, the Company believes that it must be able to attract and retain qualified Executives and employees. The Compensation Committee considers the competitiveness of the entire compensation package of an Executive Officer relative to that paid by similar companies when evaluating the adequacy of the base salaries, percentage allocation of the non-equity incentive compensation program and grants of stock options. The Company's objective is to offer a total compensation package which gives the Executive the opportunity to be paid at a level which the Company believes to be superior to that offered by the Company's competitors in the global logistics services industry. The Company believes that the opportunity for achieving superior levels of compensation is predicated on achieving sustained, long-term profitable results which are superior to those of the Company's competitors.

        Based on the Company's general philosophy and objectives described above, hypothetical targets for the overall compensation for Executives and other managers are considered neither useful nor desirable. The Compensation Committee is actively involved in reviewing and approving payments under the non-equity compensation program which are available to each participating Executive, including the Named Executive Officers. These payments are allocated from a pool consisting of 10% of pre-bonus operating income (referred to hereafter as the "pool"). This is done in consultation with the Chairman and Chief Executive Officer. Over time, as the Company has grown, more Executives have been added to this program. The overriding motivation in determining the relative percentage of the pool allocated to each Executive, has not been to target specific levels of compensation. Rather, these allocations of the pool have been made to perpetuate a culture that focuses management's attention on creating and sustaining long-term profitable earnings growth by rewarding an increasing number of key Executives with a percentage of the Company's growing profits, which are primarily a function of year-over-year increases in operating income. Both management and the Compensation Committee are committed to keeping this non-equity incentive compensation program intact. With respect to Named Executive Officers, the Compensation Committee administers the non-equity incentive compensation program.

Role of Executive Officers in Compensation Decisions

        The Compensation Committee makes all compensation decisions for the Named Executive Officers as well as base salaries for all Executive Officers and stock option grants for all Executive Officers (from the total amount of stock options approved annually by the shareholders). These decisions are made in consultation with the Chairman and Chief Executive Officer, but implementation of all recommendations of the Chairman and Chief Executive Officer requires the formal written approval of the Compensation Committee. With respect to the non-equity incentive compensation program, the Chairman and Chief Executive Officer recommends allocation percentages for all participating Executives, which must be reviewed and approved by the Compensation Committee. Several Executive Officers do not participate in the non-equity incentive compensation program. While their base salary, title and appointment are subject to approval by the Compensation Committee, their portion of non-equity incentive compensation comes from the standard bonus amounts recorded as part of field operations (25% of pre-bonus operating income, after a corporate management fee is levied). In these instances, the percentage of the bonus to which they are entitled from the standard field bonus amounts is determined by the Named Executive Officer to whom they report.

        Base Salaries.    Throughout its history, the Company has followed the policy of offering its officers and other key managers a compensation package which is weighted toward incentive-based compensation. Accordingly, the Company believes that annual base salaries of its Executive Officers are generally set well below competitive levels paid to senior executives with comparable qualifications, experience and responsibilities at other comparably-sized companies engaged in similar businesses as to that of the Company. This belief is based on the general knowledge of the Compensation Committee and management of the compensation practices in the industry and, in part, on a review of compensation disclosures in the proxy statements of such comparably-sized companies, including certain companies in the industry group index shown in the stock performance graph included in the Company's Annual Report to shareholders.

        We believe that modest, below-market base salaries are a key component in the Company's compensation strategy. The primary intention of our compensation philosophy is to create a situation where the risks and returns of entrepreneurship are present at each significant level of the Company. Base salaries for each Executive not participating in the non-equity incentive compensation program are recommended by the applicable Named Executive Officer to which the Executive reports. Base salaries for all Executive Officers are reviewed and approved by the Compensation Committee, in consultation with the Chairman and Chief Executive Officer, as part of an annual overall review of compensation. The base salary may be changed as the result of the Compensation Committee's decision that an individual's contribution, duties, and responsibilities to the Company have changed. Base salaries for Named Executive Officers are typically not adjusted. The base salary of $110,000 per annum for the current Chairman and Chief Executive Officer, Mr. Peter J. Rose, for instance, has not changed since assuming that position in 1988. The base salary for all other Named Executive Officers is $100,000 per annum and has not changed in the past five years.

        Base salaries for each of the Named Executive Officers for 2007 were as follows:

Name	Position	Base Salary
Peter J. Rose	Chairman and Chief Executive Officer	$110,000
James L.K. Wang	President-Asia	$100,000
R. Jordan Gates	President and Chief Operating Officer(1)	$100,000
Rommel C. Saber	President-Europe, Africa, Near/Middle East and Indian Subcontinent	$100,000
Robert L. Villanueva	President-The Americas	$100,000

  (1)
  Mr. Gates was the Executive Vice President-Chief Financial Officer for the year-ended December 31, 2007. Effective January 1, 2008, Mr. Gates assumed the role of President and Chief Operating Officer. He will remain as acting Chief Financial Officer until a replacement is named.

        Equity Compensation Programs.    The Company provides an equity compensation program in the form of stock option grants made to individual employees, including Executive Officers, at the discretion of the Compensation Committee of the Board of Directors. The Company believes that stock option grants afford a desirable, long-term compensation method because they closely align the interests of management with the interests of shareholders. During 2007, the Compensation Committee granted stock options for 1,803,260 shares to 2,572 employees including three of the five Named Executive Officers. All stock options granted by the Compensation Committee in 2007 were made based upon recommendations by management on the basis of the factors set forth below and endorsed by the Chairman and Chief Executive Officer. As a practice, all option grant recommendations and subsequent option grants to the Chief Executive Officer and those six Executive Officers who reported directly to the Chief Executive Officer are made at the sole initiative and discretion of the Compensation Committee. The three Named Executive Officers who received stock options in 2007 were recommended and approved to receive stock options by the Compensation Committee.

        The total number of stock options available to be granted in 2007, was determined by an annual shareholder vote as has been done the previous three years. All options issued to employees in 2007 were granted with an exercise price equal to 100% of the closing market price on the grant date with 50% vesting three years from the date of grant, 75% vesting four years from the date of grant, and 100% vesting five years from the date of grant and having an expiration date of ten years from the date of grant.

        The vast majority of stock option grants are made annually at the meeting of the Board of Directors immediately following the annual shareholders meeting. During 2007, 1,802,510 stock options were granted at the closing market price on the day of the 2007 Annual Meeting of the Board of Directors. An additional 750 stock options were granted by consent of the Compensation Committee throughout the year on the dates of the quarterly Audit Committee meetings. These options were granted with an exercise price equal to the closing market price on the date of grant and vested on the same vesting schedule detailed in the previous paragraph. The closing market price is the price at which the Company's Common Stock was last sold on the NASDAQ Global Select Market on the date in question.

        Factors that affect the amount of stock options awarded to employees, including Executive Officers, are as follows:

  •
  amount of cumulative stock option grants the employee has received;

  •
  employee performance during the past 12 months, including promotions or other noteworthy accomplishments;

  •
  time elapsed since previous stock option grants;

  •
  amount of grants relative to peers within the Company; and

  •
  tenure with the Company and tenure in most recent position.

        Stock options granted to each of the Named Executive Officers in 2007 are as follows:

Name	Position	2007 Stock Option Grants
Peter J. Rose	Chairman and Chief Executive Officer	—
James L.K. Wang	President-Asia	—
R. Jordan Gates	President and Chief Operating Officer	5,000
Rommel C. Saber	President-Europe, Africa, Near/Middle East and Indian Subcontinent	5,000
Robert L. Villanueva	President-The Americas	5,000

        All Executive Officers of the Company currently hold unvested stock options. The Compensation Committee believes that unvested options promote stability in the management team and provide a continuing incentive for focus on sustained long-term growth in shareholder value.

        The Company's outstanding option plans and the terms of the outstanding non-qualified stock options will be amended to provide that the option will terminate upon the first to occur of: (1) expiration of the option; (2) three months following the optionee's termination of employment, other than as a result of death or disability; or (3) six months following the optionee's death or cessation of employment by reason of disability. The amendment will not extend the term of any option past its original expiration date.

        The Company does not provide employee pension plans except in several isolated instances outside the United States where required to do so by law. The added element of an equity incentive compensation program serves two purposes. First, the program provides the means for funding individual long-term financial goals (such as retirement, children's education, etc.) by encouraging employees' long term commitment to creating shareholder value through continued, active service. Second, the program provides a disincentive to management and employees to make short-term business decisions to obtain short-term profits at the expense of long-term corporate and shareholder interests.

        Non-Equity Incentive Compensation Program.    The Company has maintained a non-equity incentive compensation program for Executive Officers since its inception. In January 1985, the Compensation Committee fixed the aggregate amount of non-equity incentive compensation under the program to 10% of pre-bonus operating income. The Compensation Committee also considered the aggregate amount of discretionary bonuses paid to Executive Officers in each of the years from 1982 to 1984, which approximated 10% of operating income during those years.

        The Compensation Committee believes that setting the pool at a fixed percentage of operating income, with fluctuations in amounts paid tied to actual changes in operating income, provides both a better incentive to the Executives than discretionary bonuses or targeted performance goals, and a more direct relationship between each Executives' incentive compensation and shareholders' return. By placing emphasis on growth in operating income, any change in compensation is directly proportional to the profit responsibility of the Executive Officers.

        On May 7, 1997 the shareholders approved and ratified the 1997 Executive Incentive Compensation Plan (the "1997 Compensation Plan") which brought the existing executive incentive compensation plan into technical compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")—a provision which applied to the Company for the first time in 1997. The Compensation Committee is responsible for the administration of the 1997 Compensation Plan.

        Management is proposing the shareholders adopt a 2008 Executive Incentive Compensation Plan (the "2008 Compensation Plan"). The purpose of the 2008 Compensation Plan is to recognize and reward, on an annual basis, selected Company executives for their contributions to the overall success of the Company and qualify compensation paid under this Plan as "performance-based compensation" as that term is defined in Section 162(m) of the Code. If approved by our shareholders, the 2008 Compensation Plan will replace the 1997 Compensation Plan. The 2008 Compensation Plan operates in a similar manner to the 1997 Compensation Plan. For more information about the plans, see the Summary of the 2008 Executive Incentive Compensation Plan on page 36.

        All officers of the Company who receive an annual base salary equal to or less than $120,000 are eligible for inclusion in the 1997 Compensation Plan at the discretion of the Compensation Committee. Individual eligibility and allocation is determined quarterly. Under the 1997 Compensation Plan, any portion of the pool which is not allocated by action of the Compensation Committee may be allocated to key employees determined to be eligible at the discretion of the Chief Executive Officer. However, allocations made by the Chief Executive Officer cannot increase the compensation of any Named Executive Officer nor can such an allocation cause any individual to become a Named Executive Officer.

        Factors that contribute to how much each Executive receives of the non-equity incentive compensation pool are:

  •
  Historical role within the Company.    The Executives having the two highest percentages of the pool, Peter J. Rose, Chairman and Chief Executive Officer and James L.K. Wang, President—Asia were founding employees of the Company. The relatively significant portions of this pool awarded to these individuals are in partial recognition of their role as founders and their cumulative experience managing the Company. In addition, each of their shares of the pool reflects the significant influence each has played in maximizing corporate profits and thereby increasing shareholder value, since the Company became a public entity in September of 1984. It should be noted, however, that the relative percentage of the pool for each of these founding employees continues to diminish over time as additional Executives participate in the program. Since 2002, as more participants have been added to the program, the relative percentage of the pool allocated to Mr. Rose and Mr. Wang decreased by approximately 22% and 23%, respectively. For comparison purposes, the percentages allocated to the other three Named Executive Officers, Mr. Gates, Mr. Saber and Mr. Villanueva, have diminished by approximately 3%, 10% and 10%, respectively, over this same time period.

  •
  Function and responsibility.    Executives who are in charge of major geographical regions (such as the Americas and the EMAIR [Europe, Middle East, African and Indian subcontinent] regions) or major product and service functions (such as air, ocean, brokerage, product management, information technology (IT), marketing, accounting and finance) reporting directly to the Chairman and Chief Executive Officer, the President—Asia, the Company's most profitable region, or the President and Chief Operating Officer, are allotted a higher percentage of the pool than those serving in other capacities.

    The length of time an Executive has been with the Company and the resulting experience of the Executive, his or her role during that time and his or her contribution to increasing corporate profits and shareholder value all contribute to the amount of compensation an Executive receives under the non-equity incentive compensation program.

  •
  Tenure with the Company and tenure in position.    The longer an Executive has participated in the non-equity incentive compensation program, the more money he or she is eligible to earn as the Company's operating income grows. At the same time, the longer an Executive participates in the program (as was the case with the Named Executive Officers as discussed above), the smaller his or her percentage of the pool becomes over time as more Executives participate in the program. The Company's philosophy is to have each individual participant gradually receive a smaller percentage of a larger pool over time.

  •
  Adjustments, performance and promotion.    From time to time, as older Executives retire and new Executives are added to the program, the relative percentages are adjusted. Adjustments are also made to give recognition to promotions, achievements and other noteworthy accomplishments.

        Payments earned by Named Executive Officers from the non-equity incentive compensation program during 2007 and each Named Executive Officers' share of the available pool as approved by the Compensation Committee are as follows:

Name	Position	% of Pool	2007 Amount Earned
Peter J. Rose	Chairman and Chief Executive Officer	11.1%	$5,203,255
James L.K. Wang	President-Asia	10.4%	$4,909,158
R. Jordan Gates	President and Chief Operating Officer	7.3%	$3,420,575
Rommel C. Saber	President-Europe, Africa, Near/Middle East and Indian Subcontinent	7.5%	$3,641,599
Robert L. Villanueva	President-The Americas	7.5%	$3,641,599

        While the Company has never incurred an annual or quarterly operating loss since going public in September 1984, such a loss would result in a moratorium on any kind of compensation payments under the non-equity incentive compensation program. The participants in the program would not be entitled to, nor would they expect, any form of payments under the program. More importantly, no further non-equity incentive compensation program payments would be due or payable to participating Executives until future operating income surpassed the operating loss previously incurred. At that time, non-equity incentive compensation would only be due for the portion of cumulative profitability beyond the value of the profits offsetting the operating loss. More simply put, any operating losses must be made up by operating profits, in the aggregate, before permitting further payments under the non-equity incentive compensation program. This also applies across yearly reporting cycles. Were the Company to incur an operating loss in the fourth quarter and record operating income in the first quarter of the ensuing year, the amount of pre-bonus operating income earned in the first quarter must exceed the amount of loss in the previous quarter before any non-equity incentive compensation would be due. This would also apply to a situation where operating income, for years which have previously been audited and reported upon, is subsequently adjusted downward. In that situation, no payments under the non-equity incentive compensation program would be due until future operating income results exceed the amount of the downward adjustment. No additional payments would ever be due if such adjustments increased previously reported fiscal year operating income.

        The portion of the pool that is allocated to each Named Executive Officer, or other participating Executive Officer, is approved by the Compensation Committee at the beginning of each quarter and the corresponding quarterly distributions are made subsequent to the public release to shareholders of that quarter's earnings. Actual amounts are only paid subsequent to review by, and receipt of written approval, from the Compensation Committee.

        According to long-standing practice going back more than 15 years, each year during the fourth quarter, the Company determines an estimate of quarterly operating income. That estimate is made by utilizing a formula based upon the first two months of actual pre-bonus operating income profitability (for October and November) and the actual operating income results from the previous years' December. The resulting estimate is then reduced further by a discretionary percentage based upon management's review of the partial and preliminary results of the current year's December—typically 10%. Based on this estimate, a partial payment is presented to the Compensation Committee for approval. This partial payment of the fourth quarter non-equity incentive compensation program is included on the last payroll run in December of each year. When the annual results are finalized and audited results are filed with the Securities and Exchange Commission as part of the annual report on Form 10-K, the Company determines the actual amounts due and pays the residual amounts due to the participants.

        While it has never occurred, in the hypothetical situation where there was a shortfall and amounts estimated exceeded amounts actually due, recipients other than Executive Officers would not be eligible for future payments until the operating income shortfall was offset by future operating profits. Executive Officers, however, would be required to repay any residual shortfall, at the Internal Revenue Service's prevailing rate of interest since the payments were received, immediately upon notification that a shortfall existed.

        Under the 2008 Compensation Plan, if approved, the distribution of the payment with respect to the fourth quarter Performance Period will be made in the ordinary course within 74 days following the end of the Performance Period.

Perquisites and Other Personal Benefits

        From a philosophical standpoint, the Company provides Executive Officers, named and otherwise, and senior managers with very few perquisites and personal benefits that are not available to all employees. The Company provides standard benefits packages to all employees which vary country by country based on individual country regulations. In the United States, for instance, the Company pays 100% of the medical, dental and vision insurance premiums, as well as offering a matching contribution of $.50 for each $1.00 of employee savings, up to a maximum annual Company contribution of $1,500 per qualified employee, under an employee savings plan intended to qualify under Section 401(k) of the Internal Revenue Code (the "Code"). The Company believes that the compensation potential available from its three main components of compensation detailed herein are sufficiently attractive that the reliance on other forms of exclusive perquisites and benefits are not necessary to enable the Company to attract and retain superior employees for key positions.

        The Company does not believe that the aggregate value of any perquisites for any Named Executive Officer exceeds $10,000 per year.

Employment Agreements

        The Company has entered into employment agreements with the following Named Executive Officers which provide for the base salaries and expiration dates indicated below:

Name and Current Position	Current Base Salary
Peter J. Rose Chairman and Chief Executive Officer	$110,000
James L.K. Wang President-Asia	$100,000
R. Jordan Gates President and Chief Operating Officer	$100,000
Rommel C. Saber President-Europe, Africa, Near/Middle East and Indian Subcontinent	$100,000
Robert L. Villanueva President-The Americas	$100,000

        Each of the employment agreements listed above is automatically renewable upon expiration for additional one-year periods unless either party elects otherwise.

Potential Payments upon Termination and Change in Control

        The employment agreement for each Named Executive Officer (as well as for all Executive Officers) contains a covenant not to compete which allows the Company to extend the restriction on competition with the Company for six months following termination of the employment relationship.

The extension is at the sole discretion of the Company unless the employee terminates the employment relationship by resigning during a specified period surrounding a "change in control," as defined and discussed below, in which case the employee may decline any accompanying lump sum payment and thereby avoid the accompanying restriction on competition.

        The Company regularly grants stock options to its employees including the Named Executive Officers. The stock options granted under the Company's stock option plans for employees vest at the rate of 50% three years from the date of grant, an additional 25% four years from the date of grant and the balance five years from the date of grant. However, these option plans all provide that outstanding options will become immediately vested and fully exercisable in connection with the occurrence of a "change in control" of the Company.

        "Change in Control" means either of the following: (i) when any person (with certain exceptions) becomes the beneficial owner, directly or indirectly, of 50% of the Company's then outstanding securities or (ii) when shareholder approval is obtained for a transaction involving the sale of all, or substantially all, of the assets of the Company or a merger of the Company with or into another company.

        The employment agreements have been administered in compliance with Section 409A of the Code, and to the extent that any of the agreements must be amended to reflect documentary compliance with Section 409A of the Code, such amendments will be undertaken within the time frame permitted by Section 409A of the Code and applicable regulations and guidance thereunder.

        The following tables illustrate the payments due to each of the Named Executive Officers in the event of termination under either "for cause" or "without cause".

Name	For Cause	For Cause with Non- Compete Agreement(1)	Without Cause(2)(3)
Peter J. Rose	$—	$55,000	$3,263,213
James L.K. Wang	$—	$50,000	$2,504,579
R. Jordan Gates	$—	$50,000	$1,760,288
Rommel C. Saber	$—	$50,000	$1,870,800
Robert L. Villanueva	$—	$50,000	$1,870,800

*
All amounts are based upon calculations at December 31, 2007.

(1)
When terminating an Executive Officer for cause, the Company may, in its sole discretion, enforce the non-compete provision contained in the employment agreements for a lump sum payment representing 50% of the Executive Officer's base salary. The term "cause" as defined by the employment agreement is "any act of Employee, which in the reasonable judgment of the Board of Directors, constitutes dishonesty, larceny, fraud, deceit, gross negligence, a crime involving moral turpitude, willful misrepresentation of shareholders, directors or officers or material breach of the employment agreement."

(2)
When terminating an Executive without cause, the Company must pay the Executive Officer cash compensation in a lump sum amount equal to 50% of his or her base salary plus 50% of the amount of the preceding twelve months non-equity incentive compensation.

(3)
Without cause termination compensation to Mr. Rose would also include amounts that would become due under provisions of a post employment-personal services agreement as described on page 21 of this Proxy Statement.

        The following table and accompanying narrative illustrates the payments that would be due to each of the Named Executive Officers under several possible "change in control" scenarios.

		Column 1	Column 2	Column 3	Column 4
	Accelerated Vesting of Stock Options Based on Change in Control
				Terminated for Cause with Non-Compete Agreement
Name	Shares	Realized Gain(1)	Resign or Terminated for Cause		Terminated Without Cause
Peter J. Rose	32,500	$734,350	$—	$55,000	$3,263,213
James L.K. Wang	32,500	$734,350	$—	$50,000	$2,504,579
R. Jordan Gates	37,500	$743,250	$—	$50,000	$1,760,288
Rommel C. Saber	37,500	$743,250	$—	$50,000	$1,870,800
Robert L. Villanueva	47,500	$751,250	$—	$50,000	$1,870,800

(1)
The realized gain was calculated based on a closing price of the Company's Common Stock of $44.68 per share at December 31, 2007, multiplied by the number of each Named Executive Officer's unvested stock options at that date, which would immediately vest in the event of a change in control as of that date, less the aggregate amount that would be required to be paid to exercise the options.

        Scenario 1:    No changes are made in management as a result of a change in control as described above.    Named Executive Officers would receive the realized gain on acceleration of unvested stock options shown in Column 1.

        Scenario 2:    Named Executive Officer's employment agreements are terminated with cause subsequent to a change in control.    Amounts due would include the realized gain on acceleration of unvested stock options under Column 1. No amounts are due to the Named Executive Officer under Column 2. At the Company's discretion, for a lump sum payment of half the Named Executive Officer's base salary under Column 3, the Company could invoke the non-compete provisions contained in the employment agreement. In a change in control situation, the Named Executive Officer also has the option to reject the lump sum payment under Column 3 and not be bound by the non-compete provisions of the employment agreement.

        Scenario 3:    Named Executive Officer resigns subsequent to a change in control.    The Named Executive Officer would be entitled to the realized gain on the acceleration of unvested stock options under Column 1. The Named Executive Officer would not be entitled to any cash compensation. The Company could, in its sole discretion, pay the Named Executive Officer a lump sum amount under Column 3 in exchange for invoking the non-compete provisions in the employment agreement. In a change in control situation, the Named Executive Officer has the option to reject or to accept this lump sum payment. By rejecting the payment, the Executive will no longer be subject to the non-compete provisions of the employment agreement.

        Scenario 4:    Named Executive Officer's employment agreements are terminated without cause subsequent to the change in control.    Amounts due would include the realized gain on the acceleration of unvested stock options shown in Column 1. In addition, the Named Executive Officer would be entitled to receive cash compensation based on one-half of base salary plus one-half of the amount of non-equity incentive compensation program received by the Executive in the preceding twelve months under Column 4. Under the terms of the employment agreement, when an Executive is terminated without cause, the non-compete provisions remain in effect for six-months from the date of termination.

        Post Employment—Personal Services Agreement.    The employment agreement of the Chairman and Chief Executive Officer contains a term providing for post-employment personal services for a minimum of sixty days per year including up to twenty days of business travel annually. Subject to earlier termination as described below, the personal services agreement will run for a period of ten years or until age seventy whichever occurs first. In exchange, the Chairman and Chief Executive Officer will receive an annual payment initially equal to the base salary received for the most recent twelve months of service. Payments after the first year will be indexed for changes to the Consumer Price Index (CPI) or similar index.

        Had the Chairman and Chief Executive Officer retired on December 31, 2007, the initial annual payment under this agreement would have been $110,000. Assuming a yearly increase of 2.8% (the annual change in the 2007 CPI) for each ensuing annual payment, the Company estimates that it would pay the Chairman and Chief Executive Officer $606,586 through March 13, 2013 (the agreement's remaining term), unless earlier terminated, as provided below. The agreement also extends coverage under the Company's standard benefits package as amended from time to time. The Chairman and Chief Executive Officer is prohibited from competing with the Company during the term of the personal services agreement. The obligation of the Company for such compensation is subject to termination in the event of death, disability or willful failure to perform and would also terminate in the event that employment was terminated for cause.

        The Compensation Committee recognizes the key role that continuity in personal relationships plays in the global logistics services business. This personal services agreement assures the Company of the post-retirement involvement and loyalty of the Chairman and Chief Executive Officer. In addition, this agreement anticipates and facilitates the eventual orderly transition from one Chief Executive Officer to another.

        Other Retirement or Disability Payments.    Other than the post employment-personal services agreement of the Chairman and Chief Executive Officer, the Company has no formal retirement obligations to make any payments to any Executive Officer upon his or her death, disability or retirement except to Executive Officers domiciled in countries where statutory regulation require that these benefits be provided to all employees.

        While there is no legal or contractual obligation to do so, the Company has, on occasion, accelerated the vesting of any unvested stock options of employees who pass away.

        Policy on Deductibility of Compensation.    Under Section 162(m) of the Code, the Federal income tax deduction for certain types of compensation paid to certain of the Named Executive Officers, is limited to $1,000,000 per Named Executive Officer per taxable year unless such compensation meets certain requirements. The Compensation Committee believes that this limitation will not apply to compensation accrued in 2008. In making future compensation decisions, the Compensation Committee intends to take into account and mitigate to the extent feasible the effect of Section 162(m) as it discharges its responsibilities, although in certain cases the Compensation Committee may award compensation to Named Executive Officers which are not fully deductible as a result of this limitation. (Please refer to page 33 for further discussion concerning the deductibility of compensation relating to the proposed 2008 Stock Option Plan and page 37 for the 2008 Executive Incentive Compensation Program.)

        Accounting for Stock-Based Compensation.    The Company accounts for stock-based payments including its Stock Option Plans, Restricted Stock Program and Employee Stock Purchase Plan in accordance with the requirements of Statement of Financial Accounting Standard 123R ("SFAS 123R").

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    James J. Casey
    Dan P. Kourkoumelis
    Michael J. Malone
    John W. Meisenbach

SUMMARY COMPENSATION TABLE FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007

        The table below summarizes the total compensation paid or earned by each of the Named Executive Officers for the fiscal year ended December 31, 2007. The Company has entered into employment agreements with all of the Named Executive Officers.

        The Named Executive Officers were not entitled to receive payments which would be characterized as "Bonus" payments for the fiscal year ended December 31, 2007. Amounts listed under column (e), "Non-Equity Incentive Plan Compensation", were determined based on percentages of the pool that were allocated to each Named Executive Officer by the Compensation Committee based on the factors described in the Compensation Discussion and Analysis contained herein.

        Based on the stock based compensation expensed for the Named Executive Officers in 2007 and their base salary, "Salary" accounted for approximately 2% and "Option Awards" and "Non-Equity Incentive Plan Compensation" accounted for approximately 98% of the total compensation of the Named Executive Officers. Benefits accounted for less than .1% of the total compensation of Named Executive Officers.

        The following table sets out the type and amount of compensation paid to each Named Executive Officer for the year ended December 31, 2007:

(a)	(b)	(c)		(d)		(e)		(f)		(g)
Name and Position	Year	Salary(1)		Option Awards(2)		Non-Equity Incentive Plan Compensation		All Other Compensation(3)		Total
Peter J. Rose Chairman and Chief Executive Officer	2007 2006	$ $	110,000 110,000	$ $	237,552 500,670	$ $	5,203,255 4,608,619	$ $	1,500 1,500	$ $	5,552,307 5,220,789
James L.K. Wang President-Asia	2007 2006	$ $	100,000 105,879	$ $	199,848 375,428	$ $	4,909,158 4,348,131	$ $	— —	$ $	5,209,006 4,829,438
R. Jordan Gates President and Chief Operating Officer	2007 2006	$ $	100,000 100,000	$ $	195,363 321,678	$ $	3,420,575 2,882,530	$ $	1,500 1,500	$ $	3,717,438 3,305,708
Rommel C. Saber(4) President-Europe, Africa, Near/Middle East and Indian Subcontinent	2007		$100,000		$195,363		$3,641,599		$1,500		$3,938,462
Robert L. Villanueva President-The Americas	2007 2006	$ $	100,000 100,000	$ $	243,151 309,193	$ $	3,641,599 3,225,432	$ $	1,500 1,500	$ $	3,986,250 3,636,125

(1)
Mr. Wang is a resident of Taiwan and a substantial portion of his base salary is paid in an estimated equivalent of New Taiwan Dollars. Because of currency fluctuations, Mr. Wang's 2006 base salary, when converted back to US Dollars for reporting purposes, was slightly higher than the US $100,000 contained in his employment agreement. In 2007, the amount by which the exchange fluctuations exceeded his $100,000 base salary ($8,050) was subtracted from his final payment due under the Non-Equity Incentive Compensation Plan.

(2)
This column represents the amount recognized for financial reporting purposes with respect to the 2007 fiscal year for the fair value of options granted in 2007, as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to rules of the Securities and Exchange Commission, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting. All assumptions used to determine the grant date fair value of the option awards are included in Note 4 to the Company's consolidated financial statements on Form 10-K as filed on February 29, 2008.

(3)
These amounts include the Company's matching contributions of $.50 for each $1.00 of employee savings, up to a maximum annual Company contribution of $1,500 per qualified employee, under an employee savings plan intended to qualify under Section 401(k) of the Code.

(4)
Mr. Saber became a Named Executive Officer in 2007 upon the retirement of Mr. Alger, former President and Chief Operating Officer of the Company.

DIRECTOR COMPENSATION

        Historically, the Company has used a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. On June 1, 2007, all remaining stock options authorized under the 1993 Directors' Stock Option Plan were granted to the outside independent members of the Company's Board of Directors. Subsequent to the granting of these options, the Company commenced a review of the policies and methods it has followed in determining how best to compensate its outside independent members of the Board of Directors. After researching the compensation practices of a number of different publicly-traded companies either in similar industries, or headquartered in Seattle, Washington, or of a similar size, the Company is proposing that the shareholders approve the 2008 Directors' Restricted Stock Plan, a summary appears below, and the details of which can be found in this Proxy Statement. The Company elected not to change the manner in which the outside directors were paid in cash compensation. In setting director compensation, the Company considers the amount of time that Directors expend in fulfilling their duties to the Company as well as the skill-level required as members of the Board.

Cash Compensation Paid to Board Members

        For the fiscal year ended December 31, 2007, members of the Board who are not employees of the Company are entitled to receive an annual cash retainer of $10,000 and an attendance fee for Board or unscheduled committee meetings of $1,000 per meeting.

2008 Directors' Restricted Stock Plan

        The 2008 Directors' Restricted Stock Plan will only be for the benefit of the outside independent directors. Each outside independent director will receive $200,000 worth of Expeditors restricted stock on June 1st of each year. The stock will vest ratably over 12 months and no dividends will be paid until all shares for that grant year have been fully vested. The taxation ramifications for the issuance of these shares will be the sole responsibility of each outside director.

Stock Option Program

        Prior to 2008, on June 1st of each year, each non-employee director received a stock option grant of 32,000 shares at the closing market price on the date of grant. Until an option is exercised, shares subject to options cannot be voted and do not receive dividends or dividend equivalents. The calculated Black-Scholes fair value of the 2007 options was $23.26 per share or $744,320 for the 32,000 shares granted to each director. The Company does not intend to issue additional stock options to the outside Board of Directors. Instead the Company has proposed the shareholders approve the 2008 Directors' Restricted Stock Plan as described in this Proxy Statement.

Director Summary Compensation Table for the Fiscal Year Ended December 31, 2007

        The table below summarizes the compensation paid by the Company to non-employee Directors for the fiscal year ended December 31, 2007.

Name	Fees Earned or Paid in Cash	Option Awards(1)		Non-Equity Incentive Plan Compensation	All Other Compensation	Total
James J. Casey	$15,000	$805,297	(2)	$—	$—	$820,297
Dan P. Kourkoumelis	$15,000	$805,297	(3)	$—	$—	$820,297
Michael J. Malone	$15,000	$805,297	(4)	$—	$—	$820,297
John W. Meisenbach	$15,000	$805,297	(5)	$—	$—	$820,297

(1)
This column represents the amount recognized for financial reporting purposes with respect to the 2007 fiscal year ended December 31, 2007 for the fair values of options granted in 2007, as well as prior fiscal years, in accordance with SFAS 123R. All assumptions used to determine the grant date fair value of the option awards are included in Note 4 to the Company's consolidated financial statements included in our annual report on Form 10-K as filed on February 29, 2008. All options awarded were granted on June 1, 2007.

(2)
As of December 31, 2007 there were 192,000 option awards held by Mr. Casey.

(3)
As of December 31, 2007 there were 288,000 option awards held by Mr. Kourkoumelis.

(4)
As of December 31, 2007 there were 224,000 option awards held by Mr. Malone.

(5)
As of December 31, 2007 there were 224,000 option awards held by Mr. Meisenbach.

GRANTS OF PLAN-BASED AWARDS TABLE

        The following table sets forth certain information regarding awards granted during 2007 to the Named Executive Officers.

					All Other Option Awards: Number of Securities Underlying Options(2)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
						Exercise or Base Price of Option Awards(3)	Grant Date Fair Value of Option Awards(4)
Name	Grant Date
		Threshold	Target	Maximum
Peter J. Rose	—	$—	5,203,255	—	—	$—	$—
James L.K. Wang	—	$—	4,909,158	—	—	$—	$—
R. Jordan Gates	5/2/07	$—	3,420,575	—	5,000	$42.90	$107,632
Rommel C. Saber	5/2/07	$—	3,641,599	—	5,000	$42.90	$107,632
Robert L. Villanueva	5/2/07	$—	3,641,599	—	5,000	$42.90	$107,632

(1)
The total amount available to officers participating in the non-equity incentive compensation program, including all Named Executive Officers, is limited to 10% of pre-bonus operating income. Individual amounts earned under this plan are determined by participation percentages approved by the Compensation Committee. The Company does not use thresholds or targets or maximums in determining levels of compensation.

(2)
The above grants were made pursuant to the Company's 2007 Stock Option Plan ("Option Plan"). All options granted in fiscal 2007 are subject to a vesting schedule. Subject to earlier vesting under certain conditions set forth in the Option Plan, 50% of the options will be exercisable commencing three years from the date of the grant and 25% will be exercisable four and five years from the date of the grant, respectively. (See "Potential Payments upon Termination and Change in Control"). The options expire ten years from the date of the grant.

(3)
The exercise price is the market closing price of the underlying security on the grant date.

(4)
The grant date fair value of option awards was determined in accordance with the provisions of SFAS 123R. All assumptions used to determine the grant date fair value of the option awards are included in Note 4 to the Company's consolidated financial statements included in our annual report on Form 10-K as filed on February 29, 2008.

OPTION EXERCISES AND YEAR-END OPTION VALUE TABLES

        The following tables set forth certain information regarding options held by the Named Executive Officers.

        Options exercised during the year ended December 31, 2007:

	Option Exercises
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)
Peter J. Rose	208,000	$8,239,268
James L.K. Wang	400,000	$15,576,640
R. Jordan Gates	20,000	$557,000
Rommel C. Saber	135,040	$5,480,408
Robert L. Villanueva	58,528	$2,194,165

(1)
Represents the difference between the closing price of the Company's Common Stock on the date of exercise and the exercise price of the options, multiplied by the number of options exercised.

        Outstanding equity awards at December 31, 2007:

Option Awards
Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options
Number of Securities Underlying Unexercised Options
Name	Year of Grant				Exercise or Base Price		Expiration Date
		Exercisable	Unexercisable(1)
Peter J. Rose	2007 2006 2005 2004 2003 2002 2001 2000 1999 1998	— — — — 37,500 200,000 200,000 160,000 320,000 192,000	— — 20,000 — 12,500 — — — — —	— — — — — — — — — —	$ $ $ $ $ $ $ $ $ $	— — 24.45 — 18.30 14.29 12.43 9.48 8.02 5.49	— — 5/4/2015 — 5/7/2013 5/8/2012 5/9/2011 5/3/2010 5/5/2009 5/7/2008
James L.K. Wang	2007 2006 2005 2004 2003 2002 2001 2000 1999 1998	— — — — 37,500 120,000 160,000 160,000 160,000 —	— — 20,000 — 12,500 — — — — —	— — — — — — — — — —	$ $ $ $ $ $ $ $ $ $	— — 24.45 — 18.30 14.29 12.43 9.48 8.02 5.49	— — 5/4/2015 — 5/7/2013 5/8/2012 5/9/2011 5/3/2010 5/5/2009 5/7/2008
R. Jordan Gates	2007 2006 2005 2004 2003 2002 2001 2000 1999 1998	— — — — 37,500 80,000 160,000 149,448 107,528 36,748	5,000 — 20,000 — 12,500 — — — — —	— — — — — — — — — —	$ $ $ $ $ $ $ $ $ $	42.90 — 24.45 — 18.30 14.29 12.43 9.48 8.02 5.49	5/2/2017 — 5/4/2015 — 5/7/2013 5/8/2012 5/9/2011 5/3/2010 5/5/2009 5/7/2008

Rommel C. Saber	2007 2006 2005 2004 2003 2002 2001 2000 1999 1998	— — — — 37,500 73,004 111,956 109,448 56,264 1,772	5,000 — 20,000 — 12,500 — — — — —	— — — — — — — — — —	$ $ $ $ $ $ $ $ $ $	42.90 — 24.45 — 18.30 14.29 12.43 9.48 8.02 5.49	5/2/2017 — 5/4/2015 — 5/7/2013 5/8/2012 5/9/2011 5/3/2010 5/5/2009 5/7/2008
Robert L. Villanueva	2007 2006 2005 2004 2003 2002 2001 2000 1999 1998	— — — — 37,500 73,004 — — — —	5,000 10,000 20,000 — 12,500 — — — — —	— — — — — — — — — —	$ $ $ $ $ $ $ $ $ $	42.90 43.88 24.45 — 18.30 14.29 12.43 — — —	5/2/2017 5/3/2016 5/4/2015 — 5/7/2013 5/8/2012 5/9/2011 — — —

(1)
Unexercisable options granted in 2003 will vest in 2008 on the anniversary day of the date of grant. Unexercisable options granted in 2005 and in subsequent years will vest 50% three years from the date of the grant and 25% will be vesting four and five years from the date of the grant, respectively.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table provides information as of December 31, 2007 regarding compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Available for Future Issuance, Other Than Securities to be Issued Upon Exercise of All Outstanding Options, Warrants and Rights
Equity Compensation Plans Approved by Security Holders	19,274,808	$23.03	1,203,652
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	19,274,808	$23.03	1,203,652

BENEFIT PLANS

        The following summarizes the Company's benefit plans subject to shareholder action at the 2008 Annual Meeting.

SUMMARY OF THE 2008 STOCK OPTION PLAN

        The following summary of the Company's 2008 Stock Option Plan (the "2008 Option Plan") is qualified in its entirety by reference to the full text of the 2008 Option Plan, a copy of which is included as Appendix A to this Proxy Statement.

        The 2008 Option Plan provides for the grant of two types of options: (1) Incentive Stock Options, which are options that meet the requirements of Section 422 of the Code, and (2) Non-Qualified Stock Options. Shareholder approval will make available a total of 3,000,000 shares of the Company's authorized but unissued Common Stock for purchase upon exercise of options granted under the 2008 Option Plan. The term of the 2008 Option Plan is one year. No options may be granted under the 2008 Option Plan after midnight April 30, 2009. In addition, no options may be granted under the 2008 Option Plan if there are no shares available for issuance. No reload options may be granted under the 2008 Option Plan.

        Incentive Stock Options may be granted to employees of the Company or a related corporation. Non-Qualified Stock Options may be granted to employees of the Company, a related corporation, or affiliated companies. In any fiscal year, no employee may receive options to purchase more than 100,000 shares of Common Stock and no option may be granted at a price less than the fair market value measured on the date of the grant.

        The 2008 Option Plan will be administered by a committee of the Board of Directors consisting exclusively of members that are both "non-employee directors" and "outside directors" as those terms are defined. The Committee will have authority to construe, amend or terminate the 2008 Option Plan. The Committee is prohibited from repricing options to account for market price declines under the 2008 Option Plan. A written agreement will evidence each option and determine whether the option is an Incentive Stock Option or Non-Qualified Stock Option.

        Options will expire no later than ten years from the date of grant; provided, that no Incentive Stock Option granted to a greater-than-ten-percent shareholder will expire later than five years from the date of grant. Vested options generally will terminate upon the first to occur of: (1) expiration of the option; (2) three months following the optionee's termination of employment, other than as a result of death or disability; or (3) six months following the optionee's death or cessation of employment by reason of disability.

        Options granted under the 2008 Option Plan will be 50% vested from three years, 75% vested from four years and fully vested five years from the date of grant. The Committee may accelerate vesting. Upon a change in control, all options outstanding at the date thereof will become fully vested and exercisable. The purchase price of option shares must be paid by wire transfer, except to the extent another method is permitted by the Committee.

        The 2008 Option Plan will only be effective upon approval by the shareholders. No options have been granted under the 2008 Option Plan and no determination has been made as to who will receive an option grant if the 2008 Option Plan is approved by the shareholders. The closing price of a share of the Company's Common Stock, as reported on the NASDAQ Global Select Market on March 10, 2008, was $38.27.

        The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Code Section 401(a).

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE 2008 OPTION PLAN

        The following description of Federal income tax consequences addresses the tax consequences for both "Incentive Stock Options" as defined in Section 422 of the Code and "Non-Qualified Options" and is intended merely to provide basic information with respect to the tax treatment applicable to the 2008 Option Plan. Although the Company believes the following statements are correct, the statements are based upon legislative, administrative, and judicial authority that is subject to revision and differing interpretations. Each participant in the Company's 2008 Option Plan should consult his or her own tax advisor concerning the tax consequences of grant, exercise, or surrender of an option and the sale or other disposition of any stock acquired pursuant to the exercise of an option. Individual financial and Federal tax situations may vary, and state and local tax considerations may be significant.

Non-Qualified Stock Options

        Any option that does not meet with all the requirements of Section 422 of the Code is commonly referred to as a non-qualified stock option. The grant of a non-qualified stock option does not have income tax consequences for either the Company or the recipient. Upon exercise of the option, the optionee must recognize ordinary taxable income in an amount equal to the difference between the fair market value of the shares acquired upon exercise and the amount paid to exercise the option. The optionee exercising a non-qualified stock option will have a tax liability subject to withholding even though the shares giving rise to the liability may not have been sold and converted to cash on the date of exercise. The optionee receives a tax basis in the shares equal to the amount of income reported plus the amount of cash or basis of other property exchanged in the exercise.

        The Company should be entitled to an income tax deduction at time of exercise, and in the same amount, as the optionee recognizes ordinary taxable income.

        Stock acquired through the exercise of a non-qualified stock option is a capital asset in the hands of the optionee. When the stock is sold, the holder will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the adjusted basis of the stock sold. The sale of stock has no tax impact on the Company.

Incentive Stock Options

        An incentive stock option must meet all the requirements of Section 422 of the Code. Optionees do not recognize regular taxable income upon the grant or upon the exercise of an incentive stock option. However, the difference between the exercise price and the fair market value of such shares as of the date of exercise will be an adjustment for the purpose of calculating alternative minimum taxable income. The alternative minimum tax is payable only to the extent that it exceeds the regular income tax. If the alternative minimum tax applies, it may be possible to recover some, if not all, of the alternative minimum tax paid through a credit carried forward to a tax year where regular tax liability exceeds the alternative minimum tax.

        So long as the stock acquired through an incentive stock option is held for at least one year from the date of exercise and two years from the date of the grant, the sale of the shares is not considered to be a disqualifying disposition. Any gain or loss, measured by the difference between the amount realized upon sale and the adjusted basis will be treated as proceeds from the sale of a long-term capital asset. In general, the adjusted basis will be the cash or adjusted basis of other property exchanged to exercise the option. The Company will not receive an income tax deduction for qualifying dispositions.

        Shares which are sold in a disqualifying disposition (anything that is not a qualifying disposition) in situations other than in an insolvency proceeding require the seller to recognize ordinary income at the time of the disposition in an amount equal to the lesser of (1) the difference between the exercise price and the fair market value of the shares at the time the option was exercised or (2) the difference between the exercise price and the amount realized upon disposition of the shares, and the seller is required to recognize long-term or short-term capital gain or loss (depending on whether the seller has held the shares for more than 12 months or for 12 months or less) in an amount equal to the difference between the sale price of the shares and the fair market value of the shares on the date the seller exercised the option. The Company receives an income tax deduction on the amount recognized as ordinary income.

        Special Rules.    Special rules may apply in the case of individuals subject to Section 16(b) of the Exchange Act. In particular, unless a special election is made pursuant to Section 83(b) of the Code, shares of Company Common Stock received pursuant to the exercise of an option may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company's tax deduction, may be determined as of the end of such period.

        Deductibility of Executive Compensation Under Code Section 162(m).    Section 162(m) of the Code generally limits to $1,000,000 the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to the Company's Principal Executive Officer and the Company's three most highly paid Executive Officers other than the Principal Executive Officer. However, "qualified performance-based compensation" is not subject to the $1,000,000 deduction limit.

        The 2008 Option Plan has been designed to permit grants of options issued under the plan to qualify under the performance-based compensation rules so that income attributable to the exercise of a non-qualified stock option may be exempt from the $1,000,000 deduction limit. The 2008 Option Plan's provisions are consistent in form with the performance-based compensation rules, so that if the committee that grants options consists exclusively of members of the Board of Directors of the Company who qualify as "outside directors," and the exercise price is not less than the fair market value of the shares of Common Stock to which such grants relate, the compensation income arising on exercise of those options should qualify as performance-based compensation which is deductible even if that income would be in excess of the otherwise applicable limits on deductible compensation income under Code Section 162(m).

SUMMARY OF THE 2008 DIRECTORS' RESTRICTED STOCK PLAN

        The following summary of the Company's 2008 Directors' Restricted Stock Plan (the "2008 Directors' Plan") is qualified in its entirety by reference to the full text of the 2008 Directors' Plan, a copy of which is included as Appendix B to this Proxy Statement.

        The 2008 Directors' Plan provides that on June 1, 2008, and annually thereafter, the Committee will grant the number of shares of the Company's Common Stock with a fair market value equal to $200,000 on the date of grant to each eligible director under the 2008 Directors' Plan. If sufficient shares are not available, then each eligible director will be granted the number of shares equal to the number of remaining shares available for awards divided by the number of eligible directors. Shareholder approval will make available a total of 200,000 shares of the Company's Common Stock for awards under the 2008 Directors' Plan.

        Any member of the Board of Directors who has not been otherwise employed by the Company or one of its affiliates during the six months prior to and including the date of any restricted stock award under the 2008 Directors' Plan is eligible to receive such award. As of March 10, 2008, six directors are expected to be eligible to receive an award under the 2008 Directors' Plan.

        The 2008 Directors' Plan will be administered by a committee of the Board of Directors, provided however, the Board of Directors retains the powers and duties with regard to administration of the Directors' Plan, not withstanding any delegation to the Committee. The Committee will have authority to construe, amend or terminate the 2008 Directors' Plan, provided that no amendment or termination will, without the written consent of a director, adversely affect the director's rights under outstanding restricted stock awards. Shareholder approval must be obtained for any amendment: (1) that would increase the shares available under the 2008 Directors' Plan; (2) that would change the formula for restricted stock awards; (3) that would permit the issuance of restricted stock awards other than as permitted under the 2008 Directors' Plan; or (4) for which shareholder approval is required under applicable law or the rules of any national securities exchange or automated quotation system on which are listed or quoted any of the Company's equity securities.

        Each restricted stock award under the 2008 Directors' Plan will vest in equal amounts on the last day of each of the first twelve months ending after the date of grant. Upon a change in control, all awards outstanding at the date thereof will become fully vested. If a participant's service as director is terminated, any unvested portion of an award will be forfeited unless the Committee determines otherwise. The award will be evidenced either by book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates will be held by the Company or the stock transfer agent or brokerage service selected by the Company until all of the award has become vested (the "Final Vesting Date"). Any cash dividends or other cash distributions paid on the restricted stock prior to the Final Vesting Date will be forfeited to the Company. Any cash dividends or other cash distributions paid on the restricted stock following the Final Vesting Date will be distributed to the participant.

        Shares covered by a restricted stock award under the 2008 Directors' Plan will be counted against the aggregate number of shares available for issuance under the 2008 Directors' Plan. If shares covered by an award are forfeited, or if an award is terminated without delivery of any shares, then the shares previously set aside for such award will be available for future awards under the 2008 Directors' Plan.

        If approved by shareholders, the 2008 Directors' Plan will be effective as of June 1, 2008. No award will be made under the 2008 Directors' Plan prior to this effective date. Once the 2008 Directors' Plan is effective, no new awards will be made under the Amended 1993 Director's Non-Qualified Stock Option Plan. The 2008 Directors' Plan will terminate upon the earlier of: (1) June 1, 2013; (2) the date on which no shares are available for issuance under the 2008 Directors' Plan; or (3) the date of discontinuation or termination of the 2008 Directors' Plan by the Committee or the Board of Directors. No restricted stock award will be granted under the 2008 Directors' Plan after June 1, 2013 or any earlier date of discontinuation or termination of the 2008 Directors' Plan by the Committee or the Board of Directors.

        The following table sets forth the restricted stock awards that would have been received by the eligible directors under the 2008 Directors' Plan for the last completed fiscal year as if such plan had been in effect.

NEW PLAN BENEFITS
2008 Directors' Plan

Name and Position	Restricted Stock Awards
All current non-executive directors as a group (four persons as of June 1, 2007)(1)	17,917

(1)
Each eligible director would have been granted the number of shares of the Company's Common Stock with a fair market value equal to $200,000 on June 1, 2007.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE 2008 DIRECTORS' RESTRICTED STOCK PLAN

        The following description of Federal income tax consequences addresses the tax consequences for restricted stock awards and is intended merely to provide basic information with respect to the tax treatment applicable under the Company's 2008 Directors' Plan. Although the Company believes the following statements are correct, the statements are based upon legislative, administrative, and judicial authority that is subject to revision and differing interpretations. Each participant in the Company's 2008 Directors' Plan should consult his or her own tax advisor concerning the tax consequences of grant, vesting, sale or other disposition of any stock acquired pursuant to an award under the plan.

        A Director will not recognize any income at the time of receipt of a restricted stock award unless he or she elects under Section 83(b) of the Internal Revenue Code, within 30 days of receipt, to recognize ordinary income equal to the fair market value of the restricted stock at the time of receipt of the award, less any amount paid for the shares. If the election is made, the Director will not be allowed a deduction with respect to any shares that fail to vest and are forfeited. If the election is not made, then on the date that the restrictions to which the restricted stock are subject are removed (i.e. the shares vest), the Director generally will recognize ordinary income in an amount equal to the fair market value of the shares on that date less any amount paid for the shares. At the time the Director recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount.

        Generally, upon the sale or other disposition of restricted stock with respect to which the Director has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the Director will recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale or other disposition and the holder's basis in the shares. The Director's basis will generally equal the fair market value of the shares at the time the restrictions were removed or, in the case of a Section 83(b) election, the fair market value of the shares on the date of grant.

ACCOUNTING TREATMENT

        The applicable accounting treatment for options granted under the 2008 Option Plan and the 2008 Directors' Plan is set forth in SFAS 123R. SFAS 123R requires all share-based payments to employees, including grants of employee stock options and restricted stock granted to directors, to be recognized in the financial statements based on their fair values at the date of grant.

        Under SFAS 123R, the Company recognizes compensation expense based on an estimate of the fair value of options granted to employees under the Company's employee stock option plan and will recognize expense based on the fair value of restricted stock granted under the 2008 Directors' Plan. This expense is recorded on a straight-line basis over the vesting periods of the awards

SUMMARY OF THE 2008 EXECUTIVE INCENTIVE COMPENSATION PLAN

        The following summary of the Company's 2008 Executive Incentive Compensation Plan (the "2008 Compensation Plan") is qualified in its entirety by reference to the full text of the 2008 Compensation Plan, a copy of which is included as Appendix C to this Proxy Statement.

        The 2008 Compensation Plan establishes an executive bonus pool in an amount equal to ten percent of pre-bonus operating income. The 2008 Compensation Plan will be administered by a committee of the Board of Directors comprised solely of two or more "outside directors" as that term is defined under Section 162(m) of the Code. The Committee will have authority to interpret the 2008 Compensation Plan, construe its terms, adopt rules and regulations, and make all determinations under the 2008 Compensation Plan in accordance with the requirements for the award of "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

        Only those Covered Employees and such additional executives and other key officers of the Company who are selected by the Committee will be eligible to participate in the 2008 Compensation Plan. Within the time period allowed under Section 162(m) of the Code, the Committee will designate the participants who are eligible to receive an award under the 2008 Compensation Plan and establish the percentage share of the executive bonus pool to be allocated to each such participant. The maximum bonus award for any participant will not exceed fifteen percent of the executive bonus pool. Any amount not allocated by the Committee may be allocated by the chief executive officer of the Company, provided that any such allocation will not increase the compensation payable or amount allocated to any Covered Employee, nor increase the compensation payable to any employee such that the individual would become a Covered Employee.

        At the end of each fiscal quarter, the Committee will certify the attainment of the performance target and the calculation of the payouts of the related awards. No award will be paid prior to such certification. The Committee may, in its discretion, reduce an award based on criteria that it deems appropriate, provided that no such decrease will result in an increase in the compensation payable or amount allocated to another participant. Unless a participant dies or terminates employment due to disability or a change in control of the Company, a participant must be employed on the last day of the fiscal quarter to be eligible to receive payment of the award for that period.

        If approved by shareholders, the 2008 Compensation Plan will be effective as of July 1, 2008. The Committee may suspend or terminate the 2008 Compensation Plan, or amend or modify the 2008 Compensation Plan, provided that the Committee may not, without shareholder approval, adopt any amendment that would (1) require the vote of the Company's shareholders pursuant to Section 162(m) of the Code, or (2) otherwise cause the 2008 Compensation Plan to fail to satisfy the requirements of Section 162(m) of the Code.

        No awards have been made under the 2008 Compensation Plan. The actual amounts to be paid to participants with respect to awards that may be made under the 2008 Compensation Plan for the third and fourth quarters of 2008 cannot be determined at this time, as such amounts are dependent upon the Company's performance for the last six months of the current fiscal year. The 2008 Compensation Plan is intended to replace the Company's 1997 Executive Incentive Compensation Plan (the "1997 Compensation Plan"). The total incentive compensation paid during 2007 to all 71 participants under the existing 1997 Compensation Plan was $47,044,000.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE 2008 COMPENSATION PLAN

        Section 162(m) of the Code generally limits to $1,000,000 the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to the Company's principal executive officer and three of the Company's other most highly compensated executive officers. However, "qualified performance-based compensation" is not subject to the $1,000,000 deduction limit. The 1997 Compensation Plan was approved by shareholders and was designed to permit awards issued under such plan to qualify under the performance-based compensation rules so that such compensation may be exempt from the $1,000,000 deduction limit. If approved by shareholders, the 2008 Compensation Plan will replace the 1997 Compensation Plan.

        The 2008 Compensation Plan has been designed to permit awards issued under the plan to qualify under the performance-based compensation rules so that such compensation may be exempt from the $1,000,000 deduction limit. The Company believes that the 2008 Compensation Plan's provisions are consistent in form with the performance-based compensation rules, so the compensation should qualify as performance-based compensation which is deductible even if that income would be in excess of the otherwise applicable limits on deductible compensation income under Code Section 162(m). However, the Company's best efforts to comply with Section 162(m) of the Code do not, in and of themselves, prevent the Internal Revenue Service from challenging the deductibility as described above. The disallowance by the Internal Revenue Service of this deduction would increase the Company's tax liabilities and adversely impact the Company's earnings.

        Compensation paid pursuant to awards under the 2008 Compensation Plan will be recognized as ordinary income by the recipients in the year such awards are paid.

PROPOSAL 2—APPROVAL AND RATIFICATION OF THE 2008
STOCK OPTION PLAN

        As described in the Compensation Discussion and Analysis portion of this Proxy Statement, a broad-based equity compensation program has historically been an important component of Expeditors' overall compensation philosophy. We encourage shareholders to review the Company's particular reasons for requesting continued shareholder support for its equity incentive compensation programs as described on page 14 of this Proxy Statement. The Company recognizes that due to some rather notorious past abuses by other companies, a sentiment of caution surrounding the practice of granting stock options might exist in the minds of some shareholders. However, the Company also firmly believes that when used in a broad-based format, employee stock options provide a powerful means to align the interests of the Company's employees with those of its shareholders. To address any possible shareholder reservations, in 2005, the Company instituted what it considers to be a very "pro-shareholder" policy of seeking annual shareholder approval of its proposed stock option grants. All grants made subsequent to these annual authorizations must be made by the 30th of April in the ensuing year.

        As in prior years, the primary beneficiaries of the proposed 2008 Stock Option Plan will be the non-executive officers of the Company. Over the last three years, in the aggregate, the Executive Officers have received the following percentages of total stock options granted:

2005	10.33%
2006	02.38%
2007	03.72%

        Management and the Board of Directors feel strongly that broad-based stock option grants need to be a continuing component of the Company's overall compensation program. Particularly since the Company does not have a general policy of providing employee pension plans. If the 2008 Stock Option Plan is not approved, the Company will be unable to grant stock options to new or existing employees until such time as the shareholders approve a stock option plan in the future. Accordingly, Management and the Board of Directors believe that a vote against the Company's proposed 2008 stock option program could harm the Company's ability to attract and retain the long-term services of its greatest asset which the Company relies upon to grow its business....its people.

        At the Annual Meeting, the shareholders of the Company will be asked to approve and ratify the Company's 2008 Stock Option Plan, which, if approved, will make available 3,000,000 shares of the Company's authorized but unissued Common Stock for purchase upon exercise of options granted under the 2008 Option Plan. A summary of the 2008 Option Plan is described under the caption "Benefit Plans" in this Proxy Statement and can be viewed in its entirety in Appendix A of this Proxy Statement.

        At March 10, 2008, the following options to purchase shares of Common Stock were outstanding by plan:

Option Plan	Number of Shares Outstanding
1985 Stock Option Plan	1,264,000
1997 Stock Option Plan	9,660,098
2005 Stock Option Plan	2,556,650
2006 Stock Option Plan	2,732,260
2007 Stock Option Plan	1,730,160
1993 Directors' Plan	928,000

        If Proposal 2 is approved on May 7, 2008, 3,000,000 shares of Common Stock will be available for grant pursuant to the 2008 Option Plan, 6,912 shares of Common Stock will be available for grant pursuant to the 1985 Option Plan and there are no further shares of Common Stock available for grant pursuant to the 1993 Directors' Plan.

        The Board of Directors has approved a non-discretionary stock repurchase plan which currently authorizes the repurchase of up to 20,000,000 shares of Common Stock with the proceeds received from the exercise of stock options outstanding under the plans noted above and the 2008 Option Plan if approved. As of March 10, 2008, the Company had repurchased and retired 16,971,006 shares of Common Stock under this non-discretionary repurchase plan. In addition, the Board of Directors has authorized a discretionary stock repurchase plan which allows for the repurchase of such shares as may be necessary to reduce the total shares outstanding to 200,000,000. It is the present sense of the Board of Directors, that management make use of this discretionary authority to eliminate any further growth in the number of issued and outstanding shares as a result of option exercises. As of March 10, 2008, the Company had repurchased and retired 13,106,971 shares of Common Stock under this discretionary repurchase plan.

        Adoption of the 2008 Option Plan will enable the Company to continue to provide key employees with long-term compensation that will closely align the interests of these employees with positive changes in shareholder value. Approximately 12,300 individuals would be eligible to receive options under the 2008 Option Plan as of March 10, 2008. The 2008 Option Plan includes an annual limitation on the maximum number of shares that may be granted to any individual to meet the Section 162(m) exception for deductibility of performance-based compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 2—APPROVAL AND RATIFICATION OF THE 2008 STOCK OPTION PLAN.

PROPOSAL 3—APPROVAL AND RATIFICATION OF THE 2008 DIRECTORS'
RESTRICTED STOCK PLAN

        At the Annual Meeting, the shareholders of the Company will be asked to approve and ratify the Company's 2008 Directors' Restricted Stock Plan, which, if approved, will make available 200,000 shares of the Company's authorized but unissued Common Stock for grants to non-employee directors. The 2008 Directors' Plan provides that on June 1, 2008, and annually thereafter, each non-employee director will be granted the number of shares with a fair market value equal to $200,000 on the date of grant. A summary of the 2008 Directors' Plan is described under the caption "Benefit Plans" in this Proxy Statement and can be viewed in its entirety in Appendix B of this Proxy Statement. Non-employee directors will no longer be granted options pursuant to the Amended 1993 Directors' Non-Qualified Stock Option Plan.

        Shareholder approval of the 2008 Directors' Plan will enable the Company to continue to provide directors with compensation that will closely ally the interests of these directors with positive changes in shareholder value. As of March 10, 2008, six directors are expected to be eligible to receive an award under the 2008 Directors' Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 3—APPROVAL AND RATIFICATION OF THE 2008 DIRECTORS' RESTRICTED STOCK PLAN.

PROPOSAL 4—APPROVAL AND RATIFICATION OF THE
2008 EXECUTIVE INCENTIVE COMPENSATION PLAN

        At the Annual Meeting, the shareholders of the Company will be asked to approve and ratify the Company's 2008 Executive Incentive Compensation Plan (the "2008 Compensation Plan"). In 1997 the shareholders approved and ratified the 1997 Executive Incentive Compensation Plan (the "1997 Compensation Plan"), which brought the existing executive incentive compensation plan into technical compliance with Section 162(m) of the Code. The 2008 Compensation Plan is intended to replace the 1997 Compensation Plan, and effective on the date of shareholder approval of the 2008 Compensation Plan no further awards will be granted pursuant to the 1997 Compensation Plan. Shareholder approval of the 2008 Compensation Plan will permit the continuation of the Company's income tax deduction for "performance-based compensation" to the Named Executive Officers, whose compensation is described under the caption "Executive Compensation" in this Proxy Statement. A summary of the 2008 Compensation Plan is also described under the caption "Benefit Plans" in this Proxy Statement and can be viewed in its entirety in Appendix C of this Proxy Statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 4—APPROVAL AND RATIFICATION OF THE 2008 EXECUTIVE INCENTIVE COMPENSATION PLAN.

PROPOSAL 5—RATIFICATION OF THE APPOINTMENT OF
KPMG LLP AS THE COMPANY'S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE YEAR ENDING DECEMBER 31, 2008

        The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed KPMG LLP to be the Company's independent registered public accounting firm for the year ending December 31, 2008. In response to the passage of last year's shareholder proposal concerning ratification of this action, the Board of Directors has determined that it would be desirable to request ratification of its appointment at the Annual Meeting. If the shareholders do not ratify the appointment of KPMG LLP, the appointment of independent registered public accountants will be reconsidered by the Audit Committee and the Board of Directors. Representatives of KPMG LLP are expected to be present at the Annual Meeting and have the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

        Information relating to the aggregate KPMG LLP fees for professional services rendered for the fiscal years ended December 31, 2007 and 2006 can be found under the heading Relationship With Independent Public Accountants on page 45 of this Proxy Statement.

        In 2008, the Audit Committee updated a policy which prohibits the Company from retaining its principal independent registered public accounting firm for any engagements other than those that could be described above as audit, audit related, or other services pre-approved by the Audit Committee.

        In all cases, the Audit Committee has approved the kinds of services provided in advance and has determined that the provision of any of these services is compatible with KPMG LLP maintaining its independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 5—RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008.

PROPOSAL 6—SHAREHOLDER PROPOSAL TO AMEND EXISTING EQUAL
OPPORTUNITY POLICY TO SPECIFICALLY INCLUDE SEXUAL ORIENTATION

        Trillium Asset Management, 711 Atlantic Avenue, Boston, MA 02111-2809, who has continuously managed more than $2,000 of Expeditors stock for at least one year prior to November 27, 2007, has given notice of its intention to present the following proposal for action at the Annual Meeting.

        WHEREAS:    Expeditors International does not explicitly prohibit discrimination based on sexual orientation in its written employment policy;

        Our direct competitors EGL and UPS explicitly prohibit this form of discrimination in their written policies; in Washington where Expeditors is headquartered, a number of major employers have this policy, including Microsoft, Starbucks, Safeco, Weyerhauser, Washington Mutual, Costco, Expedia, Nordstrom and others (see www.hrc.org/worklife);

        Nearly 90% of the Fortune 500 companies have adopted written nondiscrimination policies prohibiting harassment and discrimination on the basis of sexual orientation, as have 98% of the Fortune 100 companies, according to the Human Rights Campaign;

        We believe that corporations that prohibit discrimination on the basis of sexual orientation have a competitive advantage in recruiting and retaining employees from the widest talent pool;

        National public opinion polls consistently find more than three quarters Americans support equal rights in the workplace for gay men, lesbians and bisexuals.

  •
  According to a September 2005 survey by Harris Interactive and Witeck-Combs, 57% of heterosexual respondents consider it extremely or very important that a company have a written non-discrimination policy that includes sexual orientation, compared to only 43% in 2002. Additionally, only 47% believe that senior executives at their companies welcome, hire, and encourage a diverse workforce.

  •
  A March 2003 Gallup poll found 88% of respondents favored equal opportunity in employment for gays and lesbians.

        The State of California and twelve cities, including Minneapolis, San Francisco, Seattle and Los Angeles have adopted legislation restricting business with companies that do not guarantee equal treatment for lesbian and gay employees, and similar legistlation is pending in other jurisdictions;

        Our company has operations in, and makes sales to institutions in states and cities that prohibit discrimination on the basis of sexual orientation;

        Eighteen states, the District of Columbia and 171 cities and counties (including the cities of Seattle, Olympia, Burien and Tacoma), have laws prohibiting employment discrimination based on sexual orientation;

        RESOLVED:    The Shareholders request that Expeditors International amend its written equal employment opportunity policy to explicitly prohibit discrimination based on sexual orientation and to substantially implement the policy.

SUPPORTING STATEMENT:

        Employment discrimination on the basis of sexual orientation diminishes employee morale and productivity. Because state and local laws are inconsistent with respect to employment discrimination, our company would benefit from a consistent, corporate wide policy to enhance efforts to prevent discrimination, resolve complaints internally, and ensure a respectful and supportive atmosphere for all employees. Expeditors International will enhance its competitive edge by joining the growing ranks of companies guaranteeing equal opportunity for all employees.

BOARD OF DIRECTORS' RESPONSE:

        The Board of Directors unanimously recommends voting against this proposal and believes that our current policy and practice more than achieve the objectives of this shareholder proposal.

        Our long standing policy is as follows:

  "Expeditors has a policy of equal opportunity with respect to race, sex, marital status, age, color, religion, creed, national origin, handicapped, veteran or other protected status. The Company is morally and legally committed to give all persons an equal opportunity for employment and promotion based solely on their individual qualifications and the valid requirements of the position. While supervisors and managers are charged with the responsibility of preventing discrimination, the success of the Company's equal opportunity policy really depends on the unbiased attitudes and actions of all employees."

        The factors specifically listed in the first sentence of the existing policy are those prohibited by existing federal law. The second sentence of this policy goes beyond these basic legal requirements and obligates the Company to extend equal opportunity in employment and promotion to all persons subject only to classification based upon individual qualifications and valid requirements of the particular position.

        This shareholder resolution itself implies that some additional action would be necessary to implement the resolution. This is simply not the case. The Company has received no indication from its employees that discrimination on the basis of sexual orientation is practiced within the Company, nor has the Company received notice from its employees, customers or suppliers that the Company's employment policies or practices jeopardize its relationship with any of them.

        In conclusion, this shareholder resolution is both unwarranted and unnecessary.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE AGAINST PROPOSAL 6—SHAREHOLDER PROPOSAL TO AMEND EXISTING EQUAL OPPORTUNITY POLICY TO SPECIFICALLY INCLUDE SEXUAL ORIENTATION.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

        The Company has selected KPMG LLP to continue as its principal independent registered public accounting firm for the current year. Representatives of KPMG LLP are expected to be present at the Annual Meeting and have the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

        Set forth below is information relating to the aggregate KPMG LLP fees for professional services rendered for the fiscal years ended December 31, 2007 and 2006, including affiliated member firms of the KPMG International network.

Description of Professional Service	2007	2006
Audit Fees(1)	$2,421,000	$2,368,000
Audit Related Fees	$—	$—
Tax Fees(2)	$36,000	$29,000
All Other Fees	$—	$—

(1)
Includes fees associated with the annual audit, the reviews of the Company's quarterly reports on Form 10-Q, and statutory audits required internationally.

(2)
Includes the fees for tax advice and compliance. No fees were paid to KPMG LLP in either year for tax planning.

        In 2008, the Audit Committee updated a policy which prohibits the Company from retaining its principal independent registered public accounting firm for any engagements other than those that could be described above as audit, audit related, or other services pre-approved by the Audit Committee.

        In all cases, the Audit Committee has approved the services provided in advance and has determined that the provision of any of these services is compatible with KPMG LLP maintaining its independence.

OTHER BUSINESS

        As of the date of this Proxy Statement, management knows of no other business which will be presented for action at the meeting. If any other business requiring a vote of the shareholders should come before the meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The following section describes, for the year ended December 31, 2007, (i) transactions in which the Company or any of its subsidiaries was a party, in which the amount involved exceeded $120,000 and in which a director, a director nominee, an Executive Officer or a security holder known to own more than five percent of the Company's Common Stock had, or will have, a direct or indirect material interest or (ii) certain business relationships that existed between the Company and directors or director nominees, or between the Company and entities affiliated with such directors or director nominees.

        Our policy and procedures with respect to any related person transaction between the Company and any related person requiring disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, is that such transaction is consummated only if the Compensation Committee approves or ratifies such transaction (or the disinterested members of the Board of Directors approves or ratifies such transaction).

        Brian Coughlin, the brother of Philip M. Coughlin, Executive Vice President—North America, was employed as District Manager of the Company's Cincinnati office at a base salary of $48,000 and was paid incentive compensation based on branch profitability in the amount of $269,174 in addition to standard benefits. An additional $52,721 was recognized as compensation expense for financial reporting purposes with the respect to the 2007 fiscal year for the fair value of options granted in 2007, as well as prior fiscal years, in accordance with SFAS 123R. On May 2, 2007, Mr. Coughlin was granted a 3,000 share stock option at fair market value. The fair value of these options of $53,415 will be expensed on a straight-line basis over their five year vesting period in accordance with SFAS 123R.

        Jeffrey S. Musser, the son-in-law of Peter J. Rose, Chairman and Chief Executive Officer, was employed as Senior Vice President—Chief Information Officer and an Executive Officer of the Company at a base salary of $100,000 and was paid incentive compensation based on Company profitability in the amount of $2,731,022 in addition to standard benefits. An additional $140,361 was recognized as compensation expense for financial reporting purposes with the respect to the 2007 fiscal year for the fair value of options granted in 2007, as well as prior fiscal years, in accordance with SFAS 123R. On May 2, 2007, Mr. Musser was granted a 5,000 share stock option at fair market value. The fair value of these options of $89,026 will be expensed on a straight-line basis over their five year vesting period in accordance with SFAS 123R.

        Rachel Mancuso, the daughter of Jean-Claude Carcaillet, Senior Vice President—Australasia, was employed as District Manager of the Company's Sydney office at a base salary of $48,237 (AUD 57,527) and was paid incentive compensation based on branch profitability in the amount of $539,678 (AUD 643,609) in addition to standard benefits. An additional $33,008 was recognized as compensation expense for financial reporting purposes with the respect to the 2007 fiscal year for the fair value of options granted in 2007, as well as prior fiscal years, in accordance with SFAS 123R. On May 2, 2007, Ms. Mancuso was granted a 3,000 share stock option at fair market value. The fair value of these options of $53,415 will be expensed on a straight-line basis over their five year vesting period in accordance with SFAS 123R.

        Allen J.L. Wang, the son of James L.K. Wang, President—Asia and Director, was employed as General Manager—Accounting Support at a base salary of $105,340 (HKD 795,574) and was paid incentive compensation based on the profitability of Asia offices in the amount of $732,000 (HKD 5,526,600) in addition to standard benefits. An additional $44,418 was recognized as compensation expense for financial reporting purposes with the respect to the 2007 fiscal year for the fair value of options granted in 2007, as well as prior fiscal years, in accordance with SFAS 123R. On May 2, 2007, Mr. Wang was granted a 2,000 share stock option at fair market value. The fair value of these options of $35,610 will be expensed on a straight-line basis over their five year vesting period in accordance with SFAS 123R.

        In connection with the acquisition of the assets of certain Asia affiliates (including Taiwan) effective January 1, 1984, the Company agreed to use its best efforts, so long as James L.K. Wang remains a shareholder of the Company and is employed by the Company or any of its affiliates or exclusive agents, to cause one person nominated by Mr. Wang to be elected to the Company's Board of Directors. In addition, the Company agreed that it will make no appointment of a manager for any Asia office without prior consultation with Mr. Wang so long as he remains a shareholder of the Company and is employed by the Company or one of its affiliates or exclusive agents. Pursuant to this agreement, Mr. Wang has been nominated for re-election to the Company's Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act of 1934, as amended, requires that the Company's directors, certain of its officers, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership on Form 3 and changes of ownership on Form 4 or 5 with the SEC and the National Association of Securities Dealers. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

        Based solely on its review of the copies of such forms received by the Company, and on written representations by the Company's officers and directors regarding their compliance with the filing requirements, the Company believes that all reports required from its officers, directors and greater than 10% beneficial owners were filed on a timely basis during 2007, with the exception of Form 4 filings regarding the granting of options to Section 16 Insiders as follows:

  •
  Company Executive Officers (filed one day late with respect to one transaction): Eugene K. Alger, Timothy C. Barber, Jean-Claude Carcaillet, Philip M. Coughlin, Rosanne Esposito, R. Jordan Gates, Roger A. Idiart, Sandy K.Y. Liu, Charles J. Lynch, Jeffrey S. Musser, Rommel C. Saber, Amy J. Tangeman, Robert L. Villanueva and Daniel R. Wall; and

  •
  Outside Independent Directors (filed six days late with respect to one transaction): James J. Casey, Dan P. Kourkoumelis, Michael J. Malone and John W. Meisenbach.

SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS

        Shareholder proposals to be presented at the 2009 Annual Meeting of Shareholders must be received by the Secretary at the Company's executive offices by December 1, 2008, in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

        Shareholders who intend to present a proposal at the 2009 Annual Meeting of Shareholders without having the proposal included in the Company's proxy materials are required to provide appropriate notice to the Secretary at the Company's executive offices no later than February 14, 2009. Proposals which do not meet this notice requirement will be subject to discretionary voting authority granted by proxy.

SOLICITATION OF PROXIES

        The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. In addition, the Company has agreed to pay the firm of Advantage Proxy a fee of $10,000 plus reasonable expenses for proxy solicitation services. Solicitations of proxies may be made personally, or by mail, telephone, telegraph, facsimile or messenger.

        The Company, if requested, will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All such costs of solicitation of proxies will be paid by the Company.

By Order of the Board of Directors

Amy J. Tangeman Secretary

Seattle, Washington
March 21, 2008

APPENDIX A

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
2008 STOCK OPTION PLAN

        This 2008 Stock Option Plan (the "2008 Option Plan") provides for the grant of options to acquire shares of common stock, $.01 par value (the "Common Stock"), of EXPEDITORS INTERNATIONAL OF WASHINGTON, INC., a Washington corporation (the "Company"). Stock options granted under this 2008 Option Plan that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), are referred to in this 2008 Option Plan as "Incentive Stock Options." Incentive Stock Options and stock options that do not qualify under Section 422 of the Code ("Non-Qualified Stock Options") granted under this 2008 Option Plan are referred to as "Options."

  1.
  PURPOSES.

        The purposes of this 2008 Option Plan are to retain the services of valued key employees of the Company, its subsidiaries and such other affiliates as the Plan Administrator shall select in accordance with Section 3 below; to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the shareholders of the Company; and to serve as an aid and inducement in the hiring of new employees.

  2.
  ADMINISTRATION.

        This 2008 Option Plan shall be administered by the Board of Directors of the Company (the "Board") if each director is an "outside director" (as defined below). If all directors are not outside directors, the 2008 Option Plan shall be administered by a committee designated by the Board and composed of two (2) or more members of the Board that are "non-employee directors" and "outside directors"(as defined below), which committee (the "Committee") may be the compensation committee or a separate committee especially created for this purpose. The term "non-employee director" shall have the meaning assigned to it under Rule 16b-3 (as amended from time to time) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulatory requirement. The term "outside director" shall have the meaning assigned under Section 162(m) of the Code (as amended from time to time) and the regulations (or any successor regulations) promulgated thereunder ("Section 162(m) of the Code"). The Committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of this 2008 Option Plan or of any Option). The members of any such Committee shall serve at the pleasure of the Board. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully effective as if it had been taken at a meeting. The Board, or any committee thereof appointed to administer the 2008 Option Plan, is referred to herein as the "Plan Administrator."

        Subject to the provisions of this 2008 Option Plan, and with a view to effecting its purpose, the Plan Administrator shall have sole authority, in its absolute discretion, to (a) construe and interpret this 2008 Option Plan; (b) define the terms used in this 2008 Option Plan; (c) prescribe, amend and rescind rules and regulations relating to this 2008 Option Plan; (d) correct any defect, supply any omission or reconcile any inconsistency in this 2008 Option Plan; (e) grant Options under this 2008 Option Plan; (f) determine the individuals to whom Options shall be granted under this 2008 Option Plan and whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option; (g) determine the time or times at which Options shall be granted under this 2008 Option Plan; (h) determine the number of shares of Common Stock subject to each Option, the exercise price of each Option, the duration of each Option and the times at which each Option shall become exercisable; (i) determine all other terms and conditions of Options; and (j) make all other determinations necessary or advisable for the administration of this 2008 Option Plan. All decisions, determinations and interpretations made by the Plan Administrator shall be binding and conclusive on all participants in this 2008 Option Plan and on their legal representatives, heirs and beneficiaries.

        The Board or the Committee may delegate to one or more executive officers of the Company the authority to grant Options under this 2008 Option Plan to employees of the Company who, on the Date of Grant, are not subjected to Section 16(b) of the Exchange Act with respect to the Common Stock ("Non-Insiders"), and are not "covered employees" as such term is defined for purposes of Section 162(m) of the Code ("Non-Covered Employees"), and in connection therewith the authority to determine: (a) the number of shares of Common Stock subject to such Option; (b) the duration of the Option; (c) the vesting schedule for determining the times at which such Option shall become exercisable; and (d) all other terms and conditions of such Options. The exercise price for any Option granted by action of an executive officer or officers pursuant to such delegation of authority shall not be less than the fair market value per share of the Common Stock on the Date of Grant. Such delegation of authority shall not include the authority to accelerate the vesting, extend the period for exercise or otherwise alter the terms of outstanding Options. The term "Plan Administrator" when used in any provision of this 2008 Option Plan other than Sections 2, 5(m), 5(n) and 12 shall be deemed to refer to the Board or the Committee, as the case may be, and an executive officer who has been authorized to grant Options pursuant thereto, insofar as such provisions may be applied to persons that are Non-Insiders and Non-Covered Employees and Options granted to such persons.

  3.
  ELIGIBILITY.

        Incentive Stock Options may be granted to any individual who, at the time the Option is granted, is an employee of the Company or any Related Corporation (as defined below), including employees who are directors of the Company ("Employees"). Non-Qualified Stock Options may be granted to Employees and to such other persons who are employed by affiliated companies, other than directors who are not Employees, as the Plan Administrator shall select. Options may be granted in substitution for outstanding Options of another corporation in connection with the merger, share exchange, acquisition of property or stock or other reorganization between such other corporation and the Company or any subsidiary of the Company. Any person to whom an Option is granted under this 2008 Option Plan is referred to as an "Optionee." Any person who is the owner of an Option is referred to as a "Holder."

        As used in this 2008 Option Plan, the term "Related Corporation" shall mean any corporation (other than the Company) that is a "Parent Corporation" of the Company or "Subsidiary Corporation" of the Company, as those terms are defined in Sections 424(e) and 424(f) respectively, of the Code (or any successor provisions), and the regulations thereunder (as amended from time to time).

  4.
  STOCK.

        The Plan Administrator is authorized to grant Options to acquire up to a total of 3,000,000 shares of the Company's authorized but unissued Common Stock during the period beginning with the Effective Date as provided for in Section 7 and ending on April 30, 2009 ("Option Grant Period"). The number of shares with respect to which Options may be granted hereunder is subject to adjustment as set forth in Subsection 5(m) hereof. In the event that any outstanding Option expires or is terminated for any reason, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option to the same Optionee or to a different person eligible under Section 3 of this 2008 Option Plan so long as the grant is made within the Option Grant Period; provided however, that any canceled Options will be counted against the maximum number of shares with respect to which Options may be granted to any particular person as set forth in Section 6 hereof.

  5.
  TERMS AND CONDITIONS OF OPTIONS.

        Each Option granted under this 2008 Option Plan shall be evidenced by a written or online agreement approved by the Plan Administrator (the "Agreement"). Agreements may contain such provisions, not inconsistent with this 2008 Option Plan, as the Plan Administrator in its discretion may deem advisable. All Options also shall comply with the following requirements:

    (a)
    Number of Shares and Type of Option.

          Each Agreement, in itself or by reference to a service provider's stock option website, shall state the number of shares of Common Stock to which it pertains and whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option. In the absence of action to the contrary by the Plan Administrator in connection with the grant of an Option, all Options shall be Non-Qualified Stock Options. The aggregate fair market value (determined at the Date of Grant, as defined below) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year shall not exceed $100,000, or such other limit as may be prescribed by the Code as it may be amended from time to time. Any portion of an Option which exceeds the annual limit shall not be void, but rather shall be a Non-Qualified Stock Option.

    (b)
    Date of Grant.

          Each Agreement, in itself or by reference to a service provider's stock option website, shall state the date within the Option Grant Period that the Plan Administrator has deemed to be the effective date of the Option for purposes of this 2008 Option Plan (the "Date of Grant").

    (c)
    Option Price.

          Each Agreement, in itself or by reference to a service provider's stock option website, shall state the price per share of Common Stock at which it is exercisable. The exercise price shall be fixed by the Plan Administrator at whatever price the Plan Administrator may determine in the exercise of its sole discretion; provided that the per share exercise price for any Option granted shall not be less than the fair market value per share of the Common Stock at the Date of Grant as determined by the Plan Administrator in good faith; provided further, that with respect to Incentive Stock Options granted to greater-than-10 percent (>10%) shareholders of the Company (as determined with reference to Section 424(d) of the Code), the exercise price per share shall not be less than 110 percent (110%) of the fair market value per share of the Common Stock at the Date of Grant as determined by the Plan Administrator in good faith; and, provided further, that Options granted in substitution for outstanding options of another corporation in connection with the merger, share exchange, acquisition of property or stock or other reorganization involving such other corporation and the Company or any subsidiary of the Company may be granted with an exercise price equal to the exercise price for the substituted option of the other corporation, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur.

    (d)
    Duration of Options.

          At the time of the grant of the Option, the Plan Administrator shall designate, subject to Subsection 5(g) below, the expiration date of the Option, which date shall not be later than ten (10) years from the Date of Grant; provided, that the expiration date of any Incentive Stock Option granted to a greater-than-10 percent (>10%) shareholder of the Company (as determined with reference to Section 424(d) of the Code) shall not be later than five (5) years from the Date of Grant. In the absence of action to the contrary by the Plan Administrator in connection with the grant of a particular Option, and except in the case of Incentive Stock Options as described above, all Options granted under this Section 5 shall expire ten (10) years from the Date of Grant.

    (e)
    Vesting Schedule.

          No Option shall be exercisable until it has vested. The vesting schedule for each Option shall be fifty percent (50%) vested three (3) years from the Date of Grant, seventy-five percent (75%) vested four (4) years from the Date of Grant and one hundred percent (100%) vested five (5) years from the Date of Grant.

    (f)
    Acceleration of Vesting.

          The vesting of one or more outstanding Options may be accelerated by the Plan Administrator at such times and in such amounts as it shall determine in its sole discretion. The vesting of Options also shall be accelerated under the circumstances described in Subsections 5(m) and 5(n) below.

    (g)
    Term of Option.

          Vested Options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events: (i) the expiration of the Option, as designated by the Plan Administrator in accordance with Subsection 5(d) above; (ii) the expiration of ninety (90) days following the date of an Optionee's termination of employment with the Company, any Related Corporation or any affiliated company, as the case may be, other than as a result of death or Disability; or (iii) the expiration of six (6) months following (A) the date of death of the Optionee or (B) cessation of an Optionee's employment by reason of Disability (as defined below). If an Optionee's employment or contractual relationship is terminated by death, any Option held by the Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by the Optionee's will or by the laws of descent and distribution of the state or country of the Optionee's domicile at the time of death. For purposes of the 2008 Option Plan, "Disability" shall mean any physical, mental or other health condition which substantially impairs the Optionee's ability to perform his or her assigned duties for one hundred twenty (120) days or more in any two hundred forty (240) day period or that can be expected to result in death. The Plan Administrator shall determine whether an Optionee has incurred a Disability on the basis of medical evidence acceptable to the Plan Administrator. Upon making a determination of Disability, the Plan Administrator shall, for purposes of the 2008 Option Plan, determine the date of an Optionee's termination of employment.

          Unless accelerated in accordance with Subsection 5(f) above, unvested Options shall terminate immediately upon termination of employment of the Optionee by the Company or by the Optionee for any reason whatsoever, including death or Disability. For purposes of this 2008 Option Plan, transfer of employment between or among the Company and/or any Related Corporation or affiliated company shall not be deemed to constitute a termination of employment with the Company or any Related Corporation or affiliated company. For purposes of this Subsection with respect to Incentive Stock Options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first ninety (90) days of such leave, unless the Optionee's re-employment rights are guaranteed by statute or by contract.

    (h)
    Exercise of Options.

          Options shall be exercisable, in full or in part, at any time after vesting, until their termination. If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. No portion of any Option for less than ten (10) shares (as adjusted pursuant to Subsection 5(m) below) may be exercised; provided, that if the vested portion of any Option is less than ten (10) shares, it may be exercised with respect to all shares for which it is vested. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable.

          Options or portions thereof may be exercised by giving written notice to the Company, which notice shall specify the number of shares to be purchased, and be accompanied by payment in the amount of the aggregate exercise price for the Common Stock so purchased, which payment shall be in the form specified in Subsection 5(i) below. The Company shall not be obligated to issue, transfer or deliver a certificate of Common Stock to the Holder of any Option, until provision has been made by the Holder, to the satisfaction of the Company, for the payment of the aggregate exercise price for all shares for which the Option shall have been exercised and for satisfaction of any tax withholding obligations associated with such exercise. During the lifetime of an Optionee, Options are exercisable only by the Optionee or a transferee who takes title to the Option in the manner permitted by Subsection 5(k) hereof.

    (i)
    Payment upon Exercise of Option.

          Upon the exercise of any Option, the aggregate exercise price shall be paid to the Company by wire transfer, or, if permitted by the Plan Administrator, in cash or by cashier's check. In addition, the Holder may pay for all or any portion of the aggregate exercise price by delivering to the Company shares of Common Stock previously held by such Holder which shall be valued at fair market value as of the date of exercise (as determined by the Plan Administrator).

    (j)
    Rights as a Shareholder.

          A Holder shall have no rights as a shareholder with respect to any shares covered by an Option until such Holder becomes a record holder of such shares, irrespective of whether such Holder has given notice of exercise. Subject to the provisions of Subsections 5(m) and 5(n) hereof, no rights shall accrue to a Holder and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Stock for which the record date is prior to the date the Holder becomes a record holder of the shares of Common Stock covered by the Option, irrespective of whether such Holder has given notice of exercise.

    (k)
    Transfer of Option.

          Options granted under this 2008 Option Plan and the rights and privileges conferred by this 2008 Option Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by this 2008 Option Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by this 2008 Option Plan, such Option shall thereupon terminate and become null and void.

    (l)
    Securities Regulation and Tax Withholding.

            (1)   Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, Section 162(m) of the Code, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange or automated inter-dealer quotation system of a registered national securities association upon which such shares may then be listed, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any shares under this 2008 Option Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under this 2008 Option Plan, shall relieve the Company of any liability with respect to the non-issuance or sale of such shares.

            As a condition to the exercise of an Option, the Plan Administrator may require the Holder to represent and warrant in writing at the time of such exercise that the shares are being purchased only for investment and without any then-present intention to sell or distribute such shares. At the option of the Plan Administrator, a stop-transfer order against such shares may be placed on the stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares in order to assure an exemption from registration. The Plan Administrator also may require such other documentation as may from time to time be necessary to comply with Federal and state securities laws.

            (2)   The Holder shall pay to the Company by certified or cashier's check, promptly upon exercise of an Option or, if later, the date that the amount of such obligations becomes determinable, all applicable Federal, state, local and foreign withholding taxes that the Plan Administrator, in its discretion, determines to result upon exercise of an Option or from a transfer or other disposition of shares of Common Stock acquired upon exercise of an Option or otherwise related to an Option or shares of Common Stock acquired in connection with an Option.

            (3)   The issuance, transfer or delivery of certificates of Common Stock pursuant to the exercise of Options may be delayed, at the discretion of the Plan Administrator, until the Plan

    Administrator is satisfied that the applicable requirements of the Federal and state securities laws and the withholding provisions of the Code have been met.

    (m)
    Stock Dividend or Reorganization.

            (1)   If (i) the Company shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any "corporate transaction" described in the regulations thereunder; (ii) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock or (iii) any other event with substantially the same effect shall occur, the Plan Administrator shall, subject to applicable law, with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock subject to such Option and/or the exercise price per share so as to preserve the rights of the Holder substantially proportionate to the rights of the Holder prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Section 4 of this 2008 Option Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Plan Administrator, the Company, the Company's shareholders, or any Holder.

            (2)   In the event that the presently authorized capital stock of the Company is changed into the same number of shares with a different par value, or without par value, the stock resulting from any such change shall be deemed to be Common Stock within the meaning of the 2008 Option Plan, and each Option shall apply to the same number of shares of such new stock as it applied to old shares immediately prior to such change.

            (3)   The foregoing adjustments in the shares subject to Options shall be made by the Plan Administrator, or by any successor administrator of this 2008 Option Plan, or by the applicable terms of any assumption or substitution document.

            (4)   The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

    (n)
    Change in Control.

            (1)   If at any time there is a Change in Control (as defined below) of the Company, all Options outstanding at the date thereof shall accelerate and become fully vested and exercisable in full for the duration of the Option term as of the later of the date of the Change in Control or six months after the Date of Grant of the Option. For purposes of this Subsection, "Change in Control" shall mean either one of the following: (i) when any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act as amended (other than the Company, a subsidiary thereof or a Company employee benefit plan, including any trustee of such plan acting as trustee) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or (ii) the occurrence of a transaction requiring shareholder approval, and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

            (2)   Except as provided in this Section 5, no Optionee or Holder shall have rights by reason of any subdivision or consolidation of shares of stock of any class including Common Stock or the payment of any stock dividend on shares of Common Stock, or any other increase or decrease in the number of shares of Common Stock, or by reason of any liquidation, dissolution, corporate combination or division; and any issuance by the Company of shares of stock of any class including Common Stock, or securities convertible into shares of stock of any class including Common Stock, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to any Option.

  6.
  LIMITATION ON INDIVIDUAL OPTION GRANTS.

        Except as otherwise provided in this Section 6, no person shall be eligible to receive Options to purchase more than 100,000 shares of Common Stock.

  7.
  EFFECTIVE DATE; TERM.

        The date on which this 2008 Option Plan is adopted (the "Effective Date") shall be the date of ratification by the shareholders. No Option shall be granted by the Plan Administrator prior to the approval of this 2008 Option Plan by a vote of the shareholders of the Company. For purposes of granting Options, the 2008 Option Plan shall terminate at midnight on April 30, 2009, unless terminated before then by the Plan Administrator and for other purposes the 2008 Option Plan shall remain in effect as long as any Options are outstanding. In any event, the 2008 Option Plan shall finally terminate no later than May 7, 2018.

  8.
  NO OBLIGATIONS TO EXERCISE OPTION.

        The grant of an Option shall impose no obligation upon the Optionee to exercise such Option.

  9.
  NO RIGHT TO OPTIONS OR TO EMPLOYMENT.

        Whether or not any Options are to be granted under this 2008 Option Plan shall be exclusively within the discretion of the Plan Administrator, and nothing contained in this 2008 Option Plan shall be construed as giving any person any right to participate under this 2008 Option Plan. The grant of an Option shall in no way constitute any form of agreement or understanding binding on the Company, any Related Company or any affiliate, express or implied, that the Company, any Related Company or any affiliate will employ or contract with an Optionee for any length of time, nor shall it interfere in any way with the Company's or, where applicable, a Related Company's or affiliate's right to terminate Optionee's employment at any time, which right is hereby reserved.

  10.
  APPLICATION OF FUNDS.

        The proceeds received by the Company from the sale of Common Stock issued upon the exercise of Options shall be used to purchase and retire Common Stock pursuant to Rule 10b-18 to the extent such transactions have been authorized by the Board and in other cases for general corporate purposes, unless otherwise directed by the Board.

  11.
  INDEMNIFICATION OF PLAN ADMINISTRATOR.

        In addition to all other rights of indemnification they may have as members of the Board, members of the Plan Administrator shall be indemnified by the Company for all reasonable expenses and liabilities of any type or nature, including attorneys' fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, this 2008 Option Plan or any Option granted under this 2008 Option Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Company), except to the extent that such expenses relate to matters for which it is adjudged that such Plan Administrator member is liable for willful misconduct; provided, that within fifteen (15) days after the institution of any such action, suit or proceeding, the Plan Administrator member involved therein shall, in writing, notify the Company of such action, suit or proceeding, so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend the same.

  12.
  AMENDMENT OF 2008 OPTION PLAN.

        The Plan Administrator may, at any time, modify, amend or terminate this 2008 Option Plan or modify or amend Options granted under this 2008 Option Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; provided however, no amendment with respect to an outstanding Option which has the effect of reducing the benefits afforded to the Holder thereof shall be made over the objection of such Holder, provided further, that the Plan Administrator is prohibited from any downward modification of the Option Price established under Section 5(c) not specifically authorized in the 2008 Option Plan. The Plan Administrator may condition the effectiveness of any such amendment on the receipt of shareholder approval at such time and in such manner as the Plan Administrator may consider necessary for the Company to comply with or to avail the Company and/or the Optionees of the benefits of any securities, tax, market listing or other administrative or regulatory requirement.

        The Effective Date of this 2008 Option Plan was established by vote of the shareholders of the Company held on May 7, 2008.

APPENDIX B

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
2008 DIRECTORS' RESTRICTED STOCK PLAN

1.     Purpose and History

        The purpose of the Plan is to promote the interests of the Company and its stockholders by (i) attracting and retaining Directors capable of assuring the future success of the Company by supplementing their cash compensation, if any, and (ii) providing a means for such Directors to increase their holdings of common stock of the Company. The Plan provides for annual awards of Restricted Stock to non-employee Directors.

        Prior to the adoption of the Plan by the Board and its approval by the Company's shareholders, Directors were awarded annual equity awards in the form of non-qualified stock options under the Expeditors International of Washington, Inc. Amended 1993 Director's Non-Qualified Stock Option Plan ("1993 Directors' Option Plan"). The Plan is intended to replace the 1993 Directors' Option Plan. If the Plan is approved by Company's shareholders, the Plan will be effective as of June 1, 2008. Once the Plan is effective, no new awards will be made under the 1993 Directors' Option Plan and such plan will be maintained solely for the purpose of administering outstanding awards under such plan.

2.     Definitions

        As used in the Plan, the following terms shall have the meanings set forth below:

  (a)
  "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

  (b)
  "Award" shall mean any award of Restricted Stock granted under the Plan.

  (c)
  "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

  (d)
  "Board" shall mean the Board of Directors of the Company.

  (e)
  "Change in Control" shall mean either one of the following: (i) when any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act as amended (other than the Company, a subsidiary thereof or a Company employee benefit plan, including any trustee of such plan acting as trustee) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or (ii) the occurrence of a transaction requiring shareholder approval, and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

  (f)
  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

  (g)
  "Committee" shall mean a committee of Directors designated by the Board to administer the Plan.

  (h)
  "Company" shall mean Expeditors International of Washington, Inc., a Washington corporation, and any successor corporation.

  (i)
  "Director" shall mean a member of the Board.

  (j)
  "Eligible Person" shall mean any Director who has not been otherwise employed by the Company or any Affiliate during the six (6) months prior to and including the date of any Award granted under the Plan.

  (k)
  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  (l)
  "Fair Market Value" shall be the closing price at which Shares were traded on a national securities exchange or the last sale price quoted on the National Association of Securities Dealers Automated Quotation System or any successor or substantially similar market thereto on the date of grant.

  (m)
  "Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

  (n)
  "Person" shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

  (o)
  "Plan" shall mean the Expeditors International of Washington, Inc. 2008 Directors' Restricted Stock Plan, as amended from time to time, the provisions of which are set forth herein.

  (p)
  "Restricted Stock" shall mean any Share granted under Section 6(a) of the Plan.

  (q)
  "Securities Act" shall mean the Securities Act of 1933, as amended.

  (r)
  "Share" or "Shares" shall mean a share or shares of common stock, $0.01 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

3.     Administration

  (a)
  Power and Authority of the Committee.

        The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (ii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (iii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Eligible Person and any holder or beneficiary of any Award.

  (b)
  Power and Authority of the Board.

        Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

4.     Shares Available for Awards

  (a)
  Shares Available.

        Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under the Plan shall be 200,000. Shares to be issued under the Plan may be either authorized but unissued Shares or Shares re-acquired and held in treasury.

  (b)
  Accounting for Awards.

        For purposes of this Section 4, the number of Shares covered by an Award shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. In addition, if any Shares covered by an Award are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

  (c)
  Adjustments.

        In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other event identified by the Committee as affecting the Shares such that an adjustment is necessary or appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number and type of Shares subject to outstanding Awards; provided, however, that the number of Shares covered by any Award shall always be a whole number. Any additional shares of common stock of the Company, and any other securities of the Company, that are distributed as a result of adjustments under this Section 4(c) with respect to Shares that have not yet vested in accordance with Section 6(a) shall be subject to the same restrictions, terms and conditions as the Shares to which they relate.

5.     Eligibility

        Any Eligible Person shall be eligible to be designated a Participant.

6.     Awards

  (a)
  Restricted Stock.

        On June 1, 2008, and annually thereafter on each anniversary date, the Committee shall grant the number of Shares of Restricted Stock with a Fair Market Value equal to $200,000 to each Eligible Person, provided that no fractional shares shall be issued with respect to any annual award and for purposes of this limitation, the number of Shares will be rounded down. If at any time there are not sufficient Shares available for issuance under the Plan to permit an award in accordance with the prior sentence, then the number of remaining Shares available for issuance under the Plan will be divided by the number of Eligible Persons. Each Eligible Person will be awarded the number of Shares equal to the quotient so calculated, provided that no fractional shares will be issued, and for purposes of this limitation, the number of Shares will be rounded down. Awards will be subject to the following terms and conditions, and such additional terms and conditions not inconsistent with the provisions of the Plan, as the Committee shall determine:

            (i)    Vesting Schedule.    Each grant of Shares of Restricted Stock shall vest in equal amounts on the last day of each of the first twelve (12) months ending after the date of the grant, with one-twelfth (1/12th) of the Shares of Restricted Stock vesting on each such day. For greater clarity, the final one-twelfth of the Shares will be vested on May 31st of the year following the year the Award was granted. Notwithstanding the foregoing, in the event of a Change in Control, all Awards outstanding at the date thereof shall accelerate and become fully vested as of the date of the Change in Control.

            (ii)   Forfeiture.    Except as otherwise determined by the Committee, upon a Participant's termination as a Director of the Company prior to the time Shares vest in accordance with Sections 6(a)(i) hereof, all applicable Shares of Restricted Stock at such time subject to such restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock.

            (iii)  Stock Certificates.    With respect to any Award, the Company shall cause the Shares to be issued in the name of Participant, either by book-entry registration or issuance of a stock certificate or certificates evidencing the Shares, which certificate or certificates shall be held by the Secretary of the Company or the stock transfer agent or brokerage service selected by the Secretary of the Company to provide such services for the Plan until all Shares subject to an annual Award have become vested pursuant to Sections 6(a)(i) hereof (the "Final Vesting Date"). The Shares shall be restricted from transfer and shall be subject to an appropriate stop-transfer order. If any certificate is used, the certificate shall bear an appropriate legend referring to the restrictions applicable to the Shares. Participant hereby agrees to the retention by the Company of the Shares and, if a stock certificate is used, agrees to execute and deliver to the Company a blank stock power with respect to the Shares as a condition to the receipt of this award of Shares. Promptly after the Final Vesting Date, the Company shall cause to be issued a certificate or certificates, registered in the name of Participant or in the name of Participant's legal representatives, beneficiaries or heirs, as the case may be, evidencing such Shares and shall cause such certificate or certificates to be delivered to Participant or Participant's legal representatives, beneficiaries or heirs, as the case may be, free of the legend or the stop-transfer order referenced above. Notwithstanding the foregoing, if a Director separates from service as a Director prior to the Final Vesting Date, the Company shall cause to be issued a certificate or certificates, registered in the name of Participant or in the name of Participant's legal representatives, beneficiaries or heirs, as the case may be, evidencing such Shares that have vested as of the date of such separation from service, and shall cause such certificate or certificates to be delivered to Participant or Participant's legal representatives, beneficiaries or heirs, as the case may be, free of the legend or the stop-transfer order referenced above.

  (b)
  General.

            (i)    Limits on Transfer of Awards.    Until such time as Shares have been delivered pursuant to Section 6(a)(iii) above, no Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution and the Company shall not be required to recognize any attempted assignment of such rights by any Participant and no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or other encumbrance thereof shall be void and unenforceable against the Company or any Affiliate; provided, however that, if so determined by the Committee, Awards may be transferable as determined by the Committee.

            (ii)   Term of Awards.    The term of each Award shall be twelve (12) months.

            (iii)  Restrictions; Securities Exchange Listing.    Notwithstanding anything to the contrary herein, all Shares delivered under the Plan pursuant to any Award shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, and applicable federal or state securities laws and regulatory requirements, and the Committee may direct appropriate stop transfer orders and cause other legends to be placed on the certificates for such Shares to reflect such restrictions. If the Shares are traded on a securities exchange, the Company shall not be required to deliver any Shares covered by an Award unless and until such Shares have been admitted for trading on such securities exchange.

7.     Amendment and Termination; Adjustments

  (a)
  Amendments to the Plan.

        The Board may amend or terminate the Plan at any time; provided, however, that

            (i)    no amendment or termination shall, without the written consent of a Director, adversely affect the Director's rights under outstanding Awards of Restricted Stock;

            (ii)   shareholder approval shall be required of any amendment that would increase the Shares available under the Plan as set forth in Section 4(a) hereof, change the formula for Awards as provided in Section 6(a) hereof, or permit is issuance of Awards other than as permitted under Section 6(a) hereof; and

            (iii)  shareholder approval shall be required of any amendment for which shareholder approval is required under applicable law or the rules of any national securities exchange or automated quotation system on which are listed or quoted any of the company's equity securities.

  (b)
  Correction of Defects, Omissions and Inconsistencies.

        The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

8.     General Provisions

  (a)
  Plan Provisions Control.

        In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

  (b)
  No Rights of Stockholders Until Shares Vest; Dividends.

        Neither a Participant nor the Participant's legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares unless and until such

Shares are vested in accordance with Section 6(a) hereof. From and after the date Shares become vested in accordance with Section 6(a), a Participant or a Participant's legal representative shall have the right to vote such Shares. As a condition to receiving the Shares under the Plan, Participant hereby agrees to forfeit the receipt of dividends paid on the Shares. This forfeiture provision shall terminate and be of no further force and effect with respect to such Shares as of the Final Vesting Date. For purposes of clarity, cash dividends or other cash distributions to be paid with respect to the Shares, if such payment date is prior to the Final Vesting Date, shall be forfeited to the Company; and any cash dividends or other cash distributions payable with respect to the Shares, if such payment date is on or after the Final Vesting Date, shall be distributed to Participant at the same time cash dividends or other cash distributions are distributed to stockholders of the Company generally.

  (c)
  No Limit on Other Compensation Arrangements.

        Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

  (d)
  No Right to Continued Service.

        The grant of an Award shall not be construed as giving a Director the right to continue as a Director, nor will it affect in any way the right to terminate the term of a Director, free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any Person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. Under no circumstances shall any Director ceasing to be a Director of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such Director might otherwise have enjoyed but for termination of the term of such Director, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

  (e)
  Governing Law.

        The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Washington.

  (f)
  Severability.

        If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

  (g)
  No Trust or Fund Created.

        Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and an Eligible Person or any other Person.

  (h)
  Other Benefits.

        The value of Shares awarded to any Participant under the Plan shall not be included for the purpose of computing such Participant's compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

  (i)
  Headings.

        Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

  (j)
  Conditions Precedent to Issuance of Shares.

        Shares shall not be issued pursuant to an Award unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any applicable Stock Exchange and the Washington Business Corporation Act, as amended.

  (k)
  Section 409A.

        It is intended that the Plan and any Award thereunder will be exempt from or compliant with Section 409A of the Code. Notwithstanding any other provision of the Plan or any Award Agreements thereunder, (i) no Award shall be granted, credited, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant, and (ii) the Committee may from time to time amend, in whole or in part, any or all of the provisions of the Plan or an Award Agreement to the extent necessary, in the sole discretion of the Committee, to cause the Plan or Award Agreement to meet the requirements of Section 409A of the Code.

9.     Effective Date of the Plan

        The Plan shall be effective on June 1, 2008 if approved by the Company's shareholders at the annual meeting on May 7, 2008 (the "Effective Date"). No award will be made under the Plan prior to the Effective Date. If the Plan is not approved by the Company's shareholders, the Plan will not be effective.

10.   Term of the Plan

          (a)   The Plan will terminate upon the earliest of:

            (i)    June 1, 2013;

            (ii)   at such time as there are no longer any Shares available for issuance under the Plan; or

            (iii)  the date of discontinuation or termination of the Plan pursuant to Section 7(a) of the Plan.

          (b)   No Award shall be granted under the Plan after June 1, 2013 or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan and Awards under the Plan, shall extend beyond the termination of the Plan.

APPENDIX C

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
2008 EXECUTIVE INCENTIVE COMPENSATION PLAN

  1.
  PURPOSE AND HISTORY

        The purpose of this Plan is to recognize and reward on an annual basis selected Company executives for their contributions to the overall success of the Company and qualify compensation paid under the Plan as "performance-based compensation" as that term is defined in Section 162(m) of the Code.

        Subject to approval by the Company's shareholder's, the Plan will commence as of July 1, 2008 (the "Effective Date"). No award will be made under the Plan prior to the Effective Date. If the Plan is not approved by the Company's shareholders, the Plan will not be effective. The Plan is intended to replace the Expeditors International of Washington, Inc. 1997 Executive Incentive Compensation Plan ("1997 Executive Incentive Plan"). As of the Effective Date of the Plan, no new awards will be made under the 1997 Executive Incentive Plan and the 1997 Executive Incentive Plan thereafter will be maintained solely for the purpose of administering outstanding awards under such plan that had not been paid out as of the Effective Date.

  2.
  DEFINITIONS

        As used in the Plan, the following terms shall have the meanings set forth below:

        "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

        "Award" shall mean the agreement of the Company to pay compensation to a Participant upon the attainment of specified performance goals.

        "Award Agreement" shall mean any written agreement, contract or other instrument or document, if any, evidencing any Award.

        "Board" shall mean the Board of Directors of the Company.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

        "Committee" shall mean a committee designated by the Board to administer the Plan. The Committee shall be composed of two (2) or more members of the Board that are Outside Directors. The committee shall be the compensation committee unless the Board by separate action designates another committee, including a separate committee especially created for this purpose.

        "Company" shall mean Expeditors International of Washington, Inc., a Washington corporation, and any successor corporation.

        "Covered Employee" shall mean an Employee who is a "covered employee" within the meaning of Section 162(m) of the Code.

        "Employee" shall mean any full-time, non-union employee of the Company. Members of the Board who are not otherwise employed by the Company shall not be considered employees under this Plan.

        "For Cause" shall mean conviction of or entry of a plea of nolo contendere to a felony or theft, or misappropriation of any assets of the Company or any of its subsidiaries, or of the Company's or a subsidiary's customers or clients, or the willful or gross neglect of reasonable duties prescribed from time to time by the Company or the Board.

        "Outside Director" shall have the meaning assigned under Section 162(m) of the Code.

        "Participant" shall mean an Employee designated by the Committee to participate in the Plan for a Performance Period pursuant to Section 4.

        "Performance Period" shall mean the Company's quarterly reporting period for financial statement purposes.

        "Person" shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

        "Plan" shall mean the Expeditors International of Washington, Inc. 2008 Executive Incentive Compensation Plan, as amended from time to time, the provisions of which are set forth herein.

  3.
  ADMINISTRATION

        The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have all the authority that is necessary or helpful to enable it to discharge its responsibilities under the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (i) interpret the Plan; (ii) determine eligibility for participation in the Plan; (iii) decide all questions concerning eligibility for and the amount of Awards payable under the Plan; (iv) administer the performance goals and certify whether, and to what extent, they are attained; (v) construe any ambiguous provisions of the Plan; (vi) correct any default; (vii) supply any omission; (viii) reconcile any inconsistency; (ix) issue administrative guidelines as an aide to the administration of the Plan; (x) make regulations for carrying out the Plan; and (xi) decide any and all questions arising in the administration, interpretation, and application of the Plan. The Plan will be interpreted and administered in accordance with the requirements for the award of "qualified performance-based compensation" within the meaning of Section 162(m). All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all Persons, including the Company, its shareholders, Employees, Participants, and their estates and beneficiaries.

  4.
  ELIGIBILITY

        In any fiscal year, only those Covered Employees and such additional executives and other key officers who are selected by the Committee to receive an Award will be eligible for such year. The Committee will designate the Participants who are eligible to receive an Award for the Performance Period within the time period allowed in the regulations under Section 162(m) of the Code.

  5.
  EXECUTIVE BONUS POOL

        Establishment of Bonus Pool.    There is hereby established an Executive Bonus Pool in an amount equal to ten percent (10%) of consolidated pre-tax operating income for the Performance Period (as reflected on the Company's financial statements in accordance with generally accepted accounting principals), computed before any accrual for such bonus. The amount of the Executive Bonus Pool may be decreased, suspended or terminated (but not increased) at any time by the Committee.

        Maximum Bonus Award.    The percentage share in the Executive Bonus Pool to be reserved as an Award to any Covered Employee, and to such additional Participants as the Committee shall determine, will be established by Award Agreements executed within the time period allowed in the regulations under Section 162(m) of the Code. The maximum bonus award for each Participant shall be expressed as a percentage of the Executive Bonus Pool specified in Section 5(a) above, and the maximum percentage for any individual Participant shall not exceed 15% of the Executive Bonus Pool. In no event will the sum of such percentage shares in the Executive Bonus Pool that are allocated for Awards exceed 100% of the Executive Bonus Pool.

        Committee Discretion to Reduce Individual Awards.    The Committee shall have the discretion to reduce (but never to increase) the amount payable to a Participant pursuant to an Award for a Performance Period based on such criteria as it deems appropriate in its sole discretion, provided that in no event will such decrease result in an increase in either (i) the dollar amount payable to another Participant with respect to such Performance Period or (ii) the percentage of the Executive Bonus Pool payable to another Participant with respect to such Performance Period. In no event will such exercise of discretion by the Committee to reduce Awards with respect to one or more Participants result in the total percentage shares in the Executive Bonus Pool that are allocated for Awards for such Performance Period exceeding 100% of the Executive Bonus Pool.

        Allocations by Chief Executive Officer.    Any portion of the Executive Bonus Pool not allocated by action of the Committee may be allocated at any time during the fiscal year to key officers determined to be eligible in the discretion of the Chief Executive Officer of the Company. The compensation of any Covered Employee shall not be increased in any way, and the percentage share of the Executive Bonus Pool allocated to any Covered Employee shall not be increased in any way, as a result of this exercise of discretion by the Chief Executive Officer. No allocation made by the Chief Executive Officer shall be valid to the extent that such allocation would cause the selected individual to become a Covered Employee.

  6.
  FORM AND PAYMENT OF AWARDS

        General.    All Awards will be evidenced by an Award Agreement. Awards shall be paid in cash upon written certification by the Committee prior to payment that the performance goals and any other material terms were in fact satisfied. Such certification and payment will occur as soon as administratively feasible and not later than seventy-four (74) days following the end of the performance period. Except as otherwise provided in Section 6(b) hereof, a Participant must be employed on the last day of the Performance Period in order to be eligible to receive payment with respect to an Award for such Performance Period. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan. The Committee may, in its sole discretion, subject any Award to such additional terms, conditions, restrictions, or limitations (including but not limited to restrictions on transferability, vesting, termination of employment for Cause or otherwise, or change of control) that the Committee deems to be appropriate, provided that such terms are not inconsistent with the terms of the Plan or Section 162(m) of the Code.

        Death, Disability and Change in Control.    If, during a Performance Period, a Participant dies or terminates employment due to disability or a change in control of the Company, at the discretion of the Committee, such Participant will be eligible to receive a pro rata portion of the payment with respect to such Participant's Award for the Performance Period in which the death or termination of employment occurs. Any such payment shall be paid in cash upon written certification by the Committee prior to payment that the performance goals and any other material terms were in fact satisfied.

  7.
  RIGHTS OF EMPLOYEES

        No Employee shall have the right to be selected to receive an Award under the Plan. The fact that an Employee was selected to receive an Award in one or more Performance Period(s) shall not give such Employee any right to receive an Award in any subsequent Performance Period.

  8.
  AMENDMENT, MODIFICATION AND TERMINATION

        The Committee may suspend or terminate the Plan at any time with or without prior notice. In addition, the Committee may from time to time and with or without prior notice, amend or modify the Plan in any manner, provided that the Committee may not, without shareholder approval, adopt any amendment that would (i) require the vote of shareholders of the Company pursuant to Section 162(m) of the Code, or (ii) otherwise cause the Plan to fail to satisfy the requirements of Section 162(m) of the Code.

  9.
  SUCCESSORS

        All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, share exchange, or otherwise, of all or substantially all of the business and/or assets of the Company.

  10.
  GENERAL PROVISIONS

        Plan Provisions Control.    In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

        No Limit on Other Compensation Arrangements.    Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

        No Right to Employment.    The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without Cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. The Awards granted hereunder shall not form any part of the wages or salary of any Employee for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

        Governing Law.    The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Washington.

        Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

        No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and an Employee or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

        Other Benefits.    No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant's compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

        Headings.    Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

        Section 409A.    It is intended that the Plan and any Award thereunder will be exempt from or compliant with Section 409A of the Code. Notwithstanding any other provision of the Plan or any Award Agreements thereunder, (i) no Award shall be granted, credited, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant, and (ii) the Committee may from time to time amend, in whole or in part, any or all of the provisions of the Plan or an Award Agreement to the extent necessary, in the sole discretion of the Committee, to cause the Plan or Award Agreement to meet the requirements of Section 409A of the Code.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Peter J. Rose and Amy J. Tangeman, and each of them, as proxies, each with full power of substitution, to represent and to vote for and on behalf of the undersigned, as designated below, the number of shares of Common Stock of Expeditors International of Washington, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 7, 2008, or at any adjournment thereof. The undersigned directs that this proxy be voted as indicated on the reverse side.

PLEASE MARK YOUR VOTE ON THE REVERSE SIDE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

☒	Please mark your votes as in this example.	EIW
1. Election of Directors:				FOR	AGAINST	ABSTAIN
Nominees: P.J. Rose, J.L.K. Wang,	FOR all nominees (except as	WITHHOLD AUTHORITY to vote for all	2. Approval of the 2008 Stock Option Plan.	☐	☐	☐
R..J. Gates, J.J. Casey, D.P. Kourkoumelis, M.J. Malone,	indicated to the contrary below). ☐	nominees named below. ☐	3. Approval of the 2008 Directors' Restricted Stock Plan.	☐	☐	☐
J.W. Meisenbach, M. A. Emmert, R.R. Wright			4. Approval of the 2008 Executive Incentive Compensation Plan.	☐	☐	☐
			5. Approval of appointment of KPMG LLP as the Company's independent registered public accounting firm.	☐	☐	☐
			6. Shareholder proposal to amend the Company's equal employment opportunity policy.	☐	☐	☐
7. In their discretion, the holders of this proxy are authorized to vote upon such other business as may properly come before the meeting.
INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name in the space provided below:
This proxy, when properly executed, will be voted in the manner directed on this proxy card. The Board of Directors recommends a vote FOR all nominees designated on this proxy card, a vote FOR approval of the 2008 Stock Option Plan, a vote FOR approval of the 2008 Directors' Restricted Stock Plan, a vote FOR the approval of the 2008 Executive Incentive Compensation Plan, a vote FOR approval of appointment of KPMG LLP, and a vote AGAINST shareholder proposal to amend the Company's equal employment opportunity policy. If no specification is made, all shares represented by this proxy will be voted FOR all of said nominees, FOR approval of the 2008 Stock Option Plan, FOR approval of the 2008 Directors' Restricted Stock Plan, FOR the approval of the 2008 Executive Incentive Compensation Plan, FOR approval of appointment of KPMG LLP, AGAINST shareholder proposal to amend the Company's equal employment opportunity policy, and will be voted in accordance with the discretion of the proxies on all other matters which may come before the meeting or any adjournment.
The undersigned hereby revokes any proxy or proxies hereunto given for such shares and ratifies all that said proxies or their substitutes may lawfully do by virtue hereof.
PLEASE PROMPTLY DATE, SIGN AND RETURN THIS PROXY CARD.
Signature	Date
NOTE:	Please sign exactly as name appears herein, joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

QuickLinks

YOUR VOTE IS IMPORTANT
VOTING SECURITIES
PRINCIPAL HOLDERS OF VOTING SECURITIES
PROPOSAL 1—ELECTION OF DIRECTORS
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007
DIRECTOR COMPENSATION
GRANTS OF PLAN-BASED AWARDS TABLE
OPTION EXERCISES AND YEAR-END OPTION VALUE TABLES
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
BENEFIT PLANS
NEW PLAN BENEFITS 2008 Directors' Plan
PROPOSAL 2—APPROVAL AND RATIFICATION OF THE 2008 STOCK OPTION PLAN
PROPOSAL 3—APPROVAL AND RATIFICATION OF THE 2008 DIRECTORS' RESTRICTED STOCK PLAN
PROPOSAL 4—APPROVAL AND RATIFICATION OF THE 2008 EXECUTIVE INCENTIVE COMPENSATION PLAN
PROPOSAL 5—RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008
PROPOSAL 6—SHAREHOLDER PROPOSAL TO AMEND EXISTING EQUAL OPPORTUNITY POLICY TO SPECIFICALLY INCLUDE SEXUAL ORIENTATION
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
OTHER BUSINESS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS
SOLICITATION OF PROXIES
  APPENDIX A
EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. 2008 STOCK OPTION PLAN
  APPENDIX B
EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. 2008 DIRECTORS' RESTRICTED STOCK PLAN
  APPENDIX C
EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. 2008 EXECUTIVE INCENTIVE COMPENSATION PLAN
EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS